As filed with the Securities and Exchange Commission on March 6, 1997


                                File No. 811-9008


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT


                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940


                                 AMENDMENT NO. 5



                              THE SERIES PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)



     Post Office Box 2508 GT, George Town, Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (809) 949-6644


                 John E. Pelletier, c/o Funds Distributor, Inc.
            60 State Street, Suite 1300, Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)



                          Copy to:   Steven K. West, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt

                                                 EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt

                                   PART A (THE LATIN AMERICAN EQUITY PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Latin American Equity Portfolio (the "Portfolio"), is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         INVESTMENTS IN THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, MORGAN OR ANY OTHER BANK. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, and (iv) rights and liabilities of investors.

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio's investment objective is high total return from a portfolio of equity securities of Latin American companies. The Portfolio invests primarily in equity securities of Latin American companies.

     PRIMARY INVESTMENTS. Under normal market conditions, substantially all and at least 65% of the Portfolio's total assets will be invested in common stocks

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-1
and other equity securities of companies located in or doing business in Latin America ("Latin Companies"). The Advisor considers Latin America to include Mexico and the countries of the Caribbean area, Central America and South America ("Latin Countries"). Latin Companies are those that satisfy at least one of the following criteria: (i) the equity securities of such companies are traded principally on stock exchanges in one or more Latin Countries, (ii) the companies derive 50% or more of their total revenue from goods produced, sales made or services performed in one or more Latin Countries, (iii) the companies maintain 50% or more of their assets in one or more Latin Countries, or (iv) they are organized under the laws of a Latin Country. Equity securities include exchange-traded, over-the-counter ("OTC") and unlisted common and preferred stocks, warrants, rights, convertible securities, depository receipts, trust certificates, limited partnership interests and equity participations. The Portfolio's investments are primarily in securities denominated in foreign currencies, but it may also invest in securities denominated in the U.S. dollar or multinational currency units such as the ECU. The Advisor will not routinely attempt to manage the Portfolio's foreign currency exposure. However, the Advisor may from time to time engage in foreign currency exchange transactions if it believes the transactions would be in the Portfolio's best interest.

         HOW INVESTMENTS ARE SELECTED. The Advisor uses a disciplined portfolio construction process to seek to enhance returns and reduce volatility in the market value of the Portfolio relative to the returns and volatility of the Latin American equity markets as represented by the Morgan Stanley Capital International--Latin America Index (the "Index"). The Advisor believes that selection of Latin Countries in which to invest the Portfolio's assets and selection of undervalued securities of Latin Companies in those countries are the essential components of management of the Portfolio.

         Based on fundamental research, quantitative valuation techniques and experienced judgment, the Advisor identifies those Latin Countries where economic and political factors, including currency movements, are likely to produce above average returns for the region. Based on this analysis the Advisor then allocates the Portfolio's assets among those Latin Countries by under- or overweighting selected countries in the Index. Currently four Latin Countries - Argentina, Brazil, Chile and Mexico - represent more than 85% of the market value of the Index.

         To select investments for the Portfolio, the Advisor ranks companies in each Latin Country within industry sectors according to their relative value. These valuations are based on the Advisor's fundamental research and use of quantitative tools to project a company's long-term prospects for earnings growth and its dividend paying capability. Based on this valuation, the Advisor then selects the companies which appear most attractive for the Portfolio. Typically, the Portfolio's sector weightings will be similar to those of the Index.

ADDITIONAL INVESTMENT PRACTICES AND RISKS

     INVESTING IN FOREIGN SECURITIES. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S. dollar-denominated securities of domestic issuers. In addition to changes

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-2
affecting securities markets generally, such investments may be affected by changes in currency exchange rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. Commissions on transactions in foreign securities may be higher than those for similar transactions on domestic stock markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

         INVESTING IN LATIN AMERICA. The Advisor believes that economic reforms in the past five years in Latin Countries have created a basis for positive economic growth in these countries. Inflation in Latin Countries has declined although it remains high relative to the United States and other developed countries. In certain Latin Countries, inflation has at times accelerated rapidly to hyperinflationary rates, creating a volatile interest rate environment and eroding the value of assets in those countries. Rapid fluctuations in inflation rates may continue to have negative effects on the economies and securities markets of certain Latin Countries.

         Privatization of public sector Latin Companies has been undertaken and continues at an accelerated pace. However, the governments of Latin Countries still own or control many Latin Companies, including some of the largest in the Latin Countries. Government actions in the future could have a significant effect on economic conditions in Latin Countries, which could affect private sector Latin Companies and the value of the securities held by the Portfolio. The emergence of the Latin American economies and securities markets will require governments of Latin Countries to show continued economic and fiscal discipline, as well as stable political and social conditions.

         Latin Countries have been and may continue to be subject to a greater degree of economic, political and social instability that could disrupt the financial markets in which the Portfolio invests or the ability of Latin Country issuers to repay their obligations and adversely affect the value of the Portfolio's assets. There may be the possibility of debt moratoria or

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-3
repudiations, expropriations, confiscatory taxation, political, economic or social instability or military or diplomatic developments which would adversely affect the Portfolio's investments in securities of Latin Country issuers. The economies of many Latin Countries are heavily dependent upon international trade and are accordingly affected by protective trade barriers and the economic conditions of their trading partners. In addition, the economies of some Latin Countries are vulnerable to weakness in world prices for their commodity exports. There can be no assurance that recent favorable economic conditions in the Latin Countries will continue.

         Investing in Latin Countries involves risks in addition to those associated with investing in economically developed foreign countries. The securities markets of Latin Countries may be less liquid and subject to greater price volatility than the securities markets in the United States and other developed countries. The securities markets in certain Latin Countries are in the early stage of their development and may be significantly affected by economic developments or events affecting the region or economy generally.
Issuers and securities markets in Latin Countries are not subject to as extensive and frequent accounting, financial and other reporting requirements or as comprehensive government regulation as are issuers and securities markets in the United States. The limited liquidity of the market for securities of Latin Country issuers may affect the Portfolio's ability to value accurately its portfolio securities or to dispose of securities in order to meet redemption requests. In addition, the settlement systems in certain Latin Countries are less developed or reliable than in more developed markets, which could impede the Portfolio's ability to effect portfolio transactions and cause the Portfolio to miss attractive investment opportunities. Even the markets for relatively widely traded securities in Latin Countries may not be able to absorb, without price disruptions, a significant increase in trading volume or trades of a size customarily undertaken by institutional investors in the securities markets of developed countries. Additionally, market making and arbitrage activities are generally less extensive in such markets, which may contribute to increased volatility and reduced liquidity of such markets. Transaction costs, including brokerage commissions or dealer mark-ups, in Latin Countries may be higher than in the United States and other developed countries.

         The Portfolio will be subject to taxes, including withholding taxes, on income (possibly including, in some cases, capital gains) that are or may be imposed by certain Latin Countries with respect to the Portfolio's investments in such countries. These taxes will reduce the return achieved by the Portfolio. Treaties between the United States and Latin Countries may not be available to reduce the otherwise applicable tax rates.

         CURRENCY RISKS. The Portfolio invests in securities denominated in currencies of Latin Countries. The U.S. dollar value of foreign securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Portfolio's assets denominated in those currencies. Some Latin Countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is a risk that certain

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-4

Latin Countries may restrict the free conversion of their currencies into other currencies. Any devaluations in the currencies in which the Portfolio's securities are denominated may have a detrimental impact on the Portfolio's net asset value. The Advisor will not routinely attempt to manage the Portfolio's foreign currency exposure. However, the Advisor may from time to time engage in foreign currency exchange transactions if it believes these transactions would be in the Portfolio's best interest.

         SOVEREIGN AND CORPORATE DEBT OBLIGATIONS. The Portfolio may invest in debt obligations of governments, government-related entities and companies located in the Latin Countries on an opportunistic basis when the Advisor determines that investing in debt obligations offers the potential for higher total return than investing in equity securities of Latin Companies. Investment in sovereign debt obligations involves special risks not present in corporate debt obligations. The issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Portfolio may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Portfolio's net asset value, may be more volatile than prices of debt obligations of U.S. issuers. In the past, certain Latin Countries have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debts.

         A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor's policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third-party commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debts.

         Corporate debt obligations, including obligations of industrial, utility, banking and other financial issuers, are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

         BRADY BONDS. Brady bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain Latin Countries for new bonds in connection with debt restructurings. Brady bonds have been issued since 1989 and do not have a long payment history. In light of the history of defaults of countries issuing Brady bonds on their commercial bank loans, investments in Brady bonds may be viewed as speculative. Brady bonds may

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-5
be fully or partially collateralized or uncollateralized, are issued in various currencies (but primarily the dollar) and are actively traded in OTC secondary markets. Incomplete collateralization of interest or principal payment obligations results in increased credit risk. Dollar-denominated, collateralized Brady bonds, which may be either fixed-rate or floating-rate bonds, are generally collateralized by U.S. Treasury zero coupon bonds having the same maturity as the Brady bonds.

         BELOW INVESTMENT GRADE DEBT OBLIGATIONS. Debt obligations in which the Portfolio may invest will generally be rated below investment grade by one or more internationally recognized rating agencies such as Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"). The Portfolio may invest in debt obligations that are unrated or in default. The prices of these high yield, below investment grade obligations (known as "junk bonds") can be very volatile and may decline more steeply following an economic downturn or increase in interest rates than would the prices of investment grade debt securities. An adverse economic or interest rate climate may also impair the ability of high yield bond issuers to repay principal and interest, resulting in a default or credit downgrade that may substantially reduce the yield on or value of the Portfolio's investment.

         DEPOSITARY RECEIPTS. Depositary receipts are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depositary instruments and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities.

         WARRANTS AND CONVERTIBLE SECURITIES. Warrants acquired by the Portfolio entitle it to buy common stock at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investments in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates. Typically, the Portfolio will acquire warrants attached to an equity or fixed income security. Convertible debt securities and preferred stock entitle the Portfolio to acquire the issuer's stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities.

         INVESTMENTS IN OTHER INVESTMENT COMPANIES. The Portfolio is permitted to invest up to 10% of its total assets in shares of other investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting stock of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses.

     RESTRICTED AND ILLIQUID SECURITIES. The Portfolio may acquire securities that have restrictions on their resale (restricted securities) or securities for

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-6
which there is a limited trading market which the Advisor may determine are illiquid. However, the Portfolio may not purchase an illiquid security if, as a result, more than 15% of the Portfolio's net assets would be invested in illiquid investments. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. In addition, illiquid securities may be more difficult to value due to the unavailability of reliable broker quotes for these securities. The Portfolio may experience delays in disposing of illiquid securities and this may have an adverse effect on the ability of the Portfolio to meet withdrawals in an orderly manner. The Portfolio may purchase restricted securities that are eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act. Restricted securities eligible for resale under Rule 144A may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         MONEY MARKET INSTRUMENTS. The Portfolio is permitted to invest in money market instruments although it intends to stay invested in equity securities to the extent practical in light of its objective. Under normal market conditions, the Portfolio will purchase money market instruments to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments without limitation as a temporary defensive measure taken in the Advisor's judgment during, or in anticipation of, adverse market conditions. These money market instruments include obligations issued or guaranteed by the U.S. Government or any of its agencies and instrumentalities, any foreign government or any of its political subdivisions, commercial paper, bank obligations, repurchase agreements and other debt obligations of U.S. and foreign issuers. If a repurchase agreement counterparty defaults on its obligations, the Portfolio may, under some circumstances, be limited or delayed in disposing of the repurchase agreement collateral to recover its investment.

         WHEN-ISSUED AND FORWARD COMMITMENT TRANSACTIONS. The Portfolio may purchase when-issued securities and enter into other forward commitments to purchase or sell securities. The value of securities purchased on a when-issued or forward commitment basis may decline between the purchase date and the settlement date.

         DERIVATIVE INSTRUMENTS. The Portfolio may purchase derivative securities to enhance return and enter into derivative contracts to hedge against fluctuations in securities prices or currency exchange rates, to change the duration of the Portfolio's fixed income holdings or as a substitute for the purchase or sale of securities or currency.

         All of the Portfolio's transactions in derivative instruments involve a risk of loss or depreciation due to unanticipated adverse changes in interest rates, securities prices or currency exchange rates. The loss on derivative contracts (other than purchased options) may substantially exceed the Portfolio's initial investment in these contracts. In addition, the Portfolio may lose the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-7
entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio.

         STRUCTURED SECURITIES. The Portfolio may invest in structured securities, including currency linked securities. The interest rate or, in some cases, the principal payable at the maturity of a structured security may change positively or inversely in relation to one or more interest rates, financial indices, currency rates or other financial indicators (reference prices). A structured security may be leveraged to the extent that the magnitude of any change in the interest rate or principal payable on a structured security is a multiple of the change in the reference price. Thus, structured securities may decline in value due to adverse market changes in currency exchange rates and other reference prices.

         DERIVATIVE CONTRACTS. The Portfolio may purchase and sell a variety of derivative contracts, including futures contracts on securities, indices or currency; options on futures contracts; options on securities, indices or currency; forward contracts to purchase or sell securities or currency; and equity, interest rate and currency swaps. The Portfolio incurs liability to a counterparty in connection with transactions in futures contracts, forward contracts and swaps and in selling options. The Portfolio pays a premium for purchased options. In addition, the Portfolio incurs transaction costs in opening and closing positions in derivative contracts.

         RISKS ASSOCIATED WITH DERIVATIVE SECURITIES AND CONTRACTS. The risks associated with the Portfolio's transactions in derivative securities and contracts may include some or all of the following: market risk, leverage and volatility risk, correlation risk, credit risk, and liquidity and valuation risk.

         MARKET RISK. Entering into a derivative contract involves a risk that the applicable market will move against the Portfolio's position and that the Portfolio will incur a loss. For derivative contracts other than purchased options, this loss may substantially exceed the amount of the initial investment made or the premium received by the Portfolio.

         LEVERAGE AND VOLATILITY RISK. Derivative instruments may sometimes increase or leverage the Portfolio's exposure to a particular market risk. Leverage enhances the price volatility of derivative instruments held by the Portfolio. If the Portfolio enters into futures contracts, writes options or engages in certain foreign currency exchange transactions, it is required to maintain a segregated account consisting of cash or liquid assets, hold offsetting securities or currency positions or cover written options which may partially offset the leverage inherent in these transactions.

         CORRELATION RISK. The Portfolio's success in using derivative contracts to hedge portfolio assets depends on the degree of price correlation between the derivative contract and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative contract, the assets underlying the derivative contract and the Portfolio's assets.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-8

     CREDIT RISK. Derivative securities and OTC derivative contracts involve a risk that the issuer or counterparty will fail to perform its contractual obligations.

         LIQUIDITY AND VALUATION RISK. Some derivative securities are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of extreme market volatility, a commodity exchange may suspend or limit trading in an exchange-traded derivative contract, which may make the contract temporarily illiquid and difficult to price. The Portfolio's ability to terminate OTC derivative contracts may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative securities and contracts, the only source of price quotations may be the selling dealer or counterparty. Segregation of a large percentage of assets could impede portfolio management or the ability to meet redemption requests.

         PORTFOLIO SECURITIES LOANS. The Portfolio may lend portfolio securities with a value up to one-third of its total assets. Each loan must be fully collateralized by cash or other eligible assets. The Portfolio may pay reasonable fees in connection with securities loans. The Advisor will evaluate the creditworthiness of prospective institutional borrowers and monitor the adequacy of the collateral to reduce the risk of default by borrowers.

         BORROWING AND REVERSE REPURCHASE AGREEMENTS. The Portfolio may (1) borrow money from banks solely for temporary or emergency (but not for leverage) purposes and (2) enter into reverse repurchase agreements for any purpose. The aggregate amount of such borrowings and reverse repurchase agreements may not exceed one-third of the Portfolio's total assets less liabilities (other than borrowings). For the purposes of the Investment Company Act of 1940 (the "1940 Act"), reverse repurchase agreements are considered a form of borrowing by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified.

         SHORT-TERM TRADING. The Portfolio may sell a portfolio security without regard to the length of time such security has been held if, in the Advisor's view, the security meets the criteria for sale. The annual portfolio turnover rate of the Portfolio is generally not expected to exceed 100%. A high portfolio turnover rate involves higher transaction costs to the Portfolio in the form of brokerage commissions. This policy is subject to certain requirements so that certain investors can qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code").

         INVESTMENT POLICIES AND RESTRICTIONS. Except as otherwise stated in this Part A or Part B, the Portfolio's investment objective, policies and restrictions are not fundamental and may be changed without shareholder approval. The Portfolio is non-diversified which means that it may invest more than 5% of its total assets in the securities of a single issuer. Investing a significant amount of the Portfolio's assets in the securities of a small number of issuers will cause the Portfolio's net asset value to be more sensitive to events affecting those issuers. The Portfolio will not concentrate (invest 25% or more of its total assets) in the securities of issuers in any one industry, including any one foreign government.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-9

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.

         The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of over $208 billion. Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio's Trustees, Morgan, as Advisor, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         The Advisor uses a sophisticated, disciplined, collaborative process for managing all asset classes. The following persons have been primarily responsible for the day-to-day management and implementation of Morgan's processes for the Portfolio since its inception (business experience for the past five years is indicated parenthetically): Alejandro Baez-Sacasa, Vice
President (employed by Morgan since prior to 1992) and Satyen Mehta, Vice President (employed by Morgan since prior to 1992).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 1.00% of the Portfolio's average daily net assets.

     Under a separate agreement, Morgan also provides administrative and related services to the Portfolio. See Administrative Services Agent below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-10
communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to the Administrative Services Agreement with the Portfolio, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110 serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, extraordinary expenses and brokerage expenses.

         Morgan has agreed that it will, at least through March 31, 1998, maintain the Portfolio's total operating expenses at the annual rate of 1.75% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-11

Currently, there are eight active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is November 30.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-12
instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI ((809) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A6-13

                                   PART B (THE LATIN AMERICAN EQUITY PORTFOLIO)


ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                                           PAGE

     General Information and History                                   B2-1
     Investment Objective and Policies                                 B2-1
     Management of the Portfolio Trust                                 B2-15
     Control Persons and Principal Holders
     of Securities                                                     B2-19
     Investment Advisory and Other Services                            B2-19
     Brokerage Allocation and Other Practices                          B2-23
     Capital Stock and Other Securities                                B2-25
     Purchase, Redemption and Pricing of
       Securities Being Offered                                        B2-26
     Tax Status                                                        B2-27
     Underwriters                                                      B2-30
     Calculations of Performance Data                                  B2-30
     Financial Statements                                              B2-30

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         The Latin American Equity Portfolio (the "Portfolio") is designed for aggressive investors seeking to diversity an investment portfolio by investing in Latin American economies. The Portfolio's investment objective is high total return from a portfolio of equity securities of Latin Companies. The Portfolio seeks to achieve its investment objective by investing primarily in the equity securities of companies located in or doing business in Latin America. Under normal circumstances, the Portfolio expects to invest at least 65% of its total assets in such securities. The Portfolio does not intend to invest in U.S. securities (other than money market instruments), except temporarily, when extraordinary circumstances prevailing at the same time in a significant number of countries considered to be Latin American render investment in such countries inadvisable.

         The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective by the Portfolio as set forth above and in Part A.

MONEY MARKET INSTRUMENTS

         As discussed in Part A, the Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-1

A description of the various types of money market instruments that may be purchased by the Portfolio appears below.

     U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the
United States include obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration and the Export-Import Bank.

         FOREIGN GOVERNMENT OBLIGATIONS. The Portfolio may invest in short-term obligations of foreign sovereign governments or of their agencies, instrumentalities, authorities or political subdivisions. These securities may be denominated in the U.S. dollar or in another currency. See "Foreign Investments."

         BANK OBLIGATIONS. The Portfolio may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) foreign branches of U.S. banks and savings and loan associations or of foreign banks (Euros) and
(ii) U.S. branches of foreign banks (Yankees). The Portfolio will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank. The Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank or the World Bank).

         COMMERCIAL PAPER. The Portfolio may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan acting as agent, for no additional fee,

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-2
in its capacity as investment advisor to the Portfolio and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the borrower come from accounts managed by the Advisor or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Advisor, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand, which is continuously monitored by the Advisor. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Portfolio's quality restrictions. See "Quality and Diversification Requirements." Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of the Advisor to whom the Advisor, in its capacity as a commercial bank, has made a loan.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Custodian. If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Portfolio may be delayed or limited.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-3

         The Portfolio may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described in Part A or this Part B.

CORPORATE BONDS AND OTHER DEBT SECURITIES

         As discussed in Part A, the Portfolio may invest in bonds and other debt securities of domestic and foreign issuers to the extent consistent with its investment objective and policies. A description of these investments appears in Part A and below. See "Quality and Diversification Requirements." For information on short-term investments in these securities, see "Money Market Instruments."

EQUITY INVESTMENTS

         As discussed in Part A, the Portfolio invests primarily in equity securities consisting of common stocks and other securities with equity characteristics comprised of preferred stock, warrants, rights, convertible securities, depository receipts, trust certificates, limited partnership interests and equity participations (collectively, "Equity Securities") of issuers in Latin Countries. The Equity Securities in which the Portfolio invests include those listed on any domestic or foreign securities exchange or traded in the OTC market as well as certain restricted or unlisted securities. A discussion of the various types of equity investments which may be purchased by the Portfolio appears in Part A and below. See "Quality and Diversification Requirements."

     EQUITY SECURITIES. The Equity Securities in which the Portfolio may invest may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         The convertible securities in which the Portfolio may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-4

COMMON STOCK WARRANTS

         The Portfolio may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the strike price) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or prior to the expiration date.

FOREIGN INVESTMENTS

         The Portfolio makes substantial investments in foreign countries. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs"). Generally, ADRs and EDRs are receipts issued by a bank or trust company that evidence ownership of underlying securities issued by a foreign corporation and that are designed for use in the domestic, in the case of ADRs, or European, in the case of EDRs, securities markets.

         Since investments in foreign securities may involve foreign currencies, the value of the Portfolio's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. The Portfolio may enter into forward commitments for the purchase or sale of foreign currencies in connection with the settlement of foreign securities transactions or to manage the Portfolio's currency exposure related to foreign investments. See "Additional Investment Practices and Risks" in Part A.

         The Portfolio may also invest in countries with emerging economies or securities markets. Political and economic structures in many of such countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of such countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the values of the Portfolio's investments in those countries and the availability to the Portfolio of additional investments in those countries. The small size and inexperience of the securities markets in certain of such countries and the limited volume of trading in securities in those countries may make the Portfolio's investments in such countries illiquid and more volatile than investments in more developed countries, and the Portfolio may be required to establish special custodial or other arrangements before making certain investments in those countries. There may be little financial or accounting information available with respect to issuers located in certain of such

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-5
countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.

         For a description of the risks associated with investing in foreign securities, see "Additional Investment Practices and Risks" in Part A.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for money market instruments and other fixed income securities no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and reflect the value each day of such securities in determining its net asset value. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the 1940 Act. These limits require that, as determined immediately after a purchase is made,
(i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations. The Portfolio has applied for exemptive relief from the Securities and Exchange Commission (the "SEC") to permit the Portfolio to invest in affiliated funds. If the requested relief is granted, the Portfolio would then be permitted to invest in affiliated funds, subject to certain conditions specified in the applicable order.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-6
date and price. For purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, a form of leverage. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See "Investment Restrictions" below for the Portfolio's limitations on reverse repurchase agreements and bank borrowings.

         MORTGAGE DOLLAR ROLL TRANSACTIONS. The Portfolio may engage in mortgage dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a mortgage dollar roll transaction, the Portfolio sells a mortgage backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sale price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sale proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions.

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the placement agent, unless otherwise permitted by applicable law.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-7

         PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolio may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in Part A.

         As to illiquid investments, the Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

         SWAPS AND RELATED SWAP PRODUCTS. The Portfolio may engage in swap transactions, specifically interest rate, currency, index and total return swaps and in the purchase or sale of related caps, floors and collars. In a typical interest rate swap agreement, one party agrees to make payments equal to a floating interest rate on a specified amount (the "notional amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. If a swap agreement provides for payments in different currencies, the parties might agree to exchange the notional amount as well. The purchaser of an interest rate cap or floor, upon payment of a fee, has the right to receive payments (and the seller of the cap is obligated to make payments) to the extent a specified interest rate exceeds (in the case of a cap) or is less than (in the case of a floor) a specified level over a specified period of time or at specified dates. The purchaser of an interest rate collar, upon payment of a fee, has the right to receive payments (and the seller of the collar is obligated to make payments) to the extent that a specified interest rate falls outside an agreed upon range over a specified period of time or at specified dates.

         Index and currency swaps, caps, floors, and collars are similar to those described in the preceding paragraph, except that, rather than being determined by variations in specified interest rates, the obligations of the parties are determined by variations in specified interest rate or currency indexes, and, in the case of total return swaps, variations in the total return of specific securities.

         The amount of the Portfolio's potential gain or loss on any swap transaction is not subject to any fixed limit. Nor is there any fixed limit on the Portfolio's potential loss if it sells a cap, floor or collar. If the Portfolio buys a cap, floor or collar, however, the Portfolio's potential loss is limited to the amount of the fee that it has paid. Swaps, caps, floors and collars tend to be more volatile than many other types of investments. Nevertheless, the Portfolio will use these techniques only as a risk management tool and not for purposes of leveraging the Portfolio's market exposure or its exposure to changing interest rates, security values or currency values. The Portfolio will use these transactions only to preserve a return or spread on a particular investment or portion of its investments, to protect against currency

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-8
fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible. The Portfolio will not sell interest rate caps, floors or collars if it does not own securities providing the interest that the Portfolio may be required to pay.

         The  use  of  swaps,  caps,  floors  and  collars  involves  investment techniques and risks different from those associated with other portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates, currency rates and other applicable factors, the investment performance of the Portfolio will be less favorable than if these techniques had not been used. These instruments are typically not traded on exchanges. Accordingly, there is a risk that the other party to certain of these instruments will not perform its obligations to the Portfolio or that the Portfolio may be unable to enter into offsetting positions to terminate its exposure or liquidate its investment under certain of these instruments when it wishes to do so. Such occurrences could result in losses to the Portfolio. The Advisor will, however, consider such risks and will enter into swap, cap, floor and collar transactions only when it believes that the risks are not unreasonable.

         Provided contracts relative to the Portfolio's use of swaps, caps, floors and collars permit, the Portfolio will usually enter into swaps on a net basis-- that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument--with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments.

         The Portfolio will maintain cash or liquid assets in a segregated account with its custodian in an amount sufficient at all times to cover its current obligations under swaps, caps, floors and collars. If the Portfolio enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Portfolio's accrued obligations under the swap agreement over the accrued amount the Portfolio is entitled to receive under the agreement. If the Portfolio enters into a swap agreement on other than a net basis, or sells a cap, floor or collar, it will segregate assets with a daily value at least equal to the full amount of the Portfolio's accrued obligations under the agreement.

         The Portfolio will not enter into any swap, cap, floor, or collar, unless the counterparty to the transaction is deemed creditworthy by the Advisor. If a counterparty defaults, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, for that reason, they are less liquid than swaps.

         The liquidity of swaps, caps, floors and collars will be determined by the Advisor based on various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-9
instrument (including any demand or tender features) and (5) the nature of the marketplace for trades (including the ability to assign or offset the Portfolio's rights and obligations relating to the investment). Such determination will govern whether the instrument will be deemed within the 15% restriction on investments in securities that are not readily marketable.

         In connection with such transactions, the Portfolio will segregate cash or liquid securities to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed. During the term of a swap, changes in the value of the swap are recognized as unrealized gains or losses by marking to market to reflect the market value of the swap. When the swap is terminated, the Portfolio will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and the Portfolio's basis in the contract. The Portfolio is exposed to credit loss in the event of nonperformance by the other party to the swap.

         The federal income tax treatment with respect to swaps, caps, floors, and collars may impose limitations on the extend to which the Portfolio may engage in such transactions.

QUALITY AND DIVERSIFICATION REQUIREMENTS

     Although the Portfolio is not limited by the diversification requirements of the 1940 Act, the Portfolio will comply with the diversification requirements imposed by the Code so that certain investors may qualify as regulated investment companies under the Code. See "Item 20."

         The higher total return sought by the Portfolio is generally obtainable from high yield high risk securities in the lower rating categories of the established rating services. These securities are rated below Baa by Moody's Investors Service, Inc. ("Moody's) or below BBB by Standard & Poor's Ratings Group ("Standard & Poor's"). The Portfolio may invest in securities rated as low as B by Moody's or Standard & Poor's, which may indicate that the obligations are speculative to a high degree and in default. Lower rated securities are generally referred to as junk bonds. See the Appendix attached hereto for a description of the characteristics of the various ratings categories. The Portfolio is not obligated to dispose of securities whose issuers subsequently are in default or which are downgraded below the minimum ratings noted above. The credit ratings of Moody's and Standard & Poor's (the "Rating Agencies"), such as those ratings described herein, may not be changed by the Rating Agencies in a timely fashion to reflect subsequent economic events. The credit ratings of securities do not evaluate market risk. The Portfolio may also invest in unrated securities which, in the opinion of the Advisor, offer comparable yields and risks to the rated securities in which the Portfolio may invest.

         Debt securities that are rated in the lower rating categories, or which are unrated, involve greater volatility of price and risk of loss of principal and income. In addition, lower ratings reflect a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal. The market price and liquidity of lower rated fixed income securities generally respond to short-term corporate and

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-10
market developments to a greater extent than the price and liquidity of higher rated securities, because these developments are perceived to have a more direct relationship to the ability of an issuer of lower rated securities to meet its ongoing debt obligations. Although the Advisor seeks to minimize these risks through diversification, investment analysis and attention to current developments in interest rates and economic conditions, there can be no assurance that the Advisor will be successful in limiting the Portfolio's exposure to the risks associated with lower rated securities. Because the Portfolio invests in securities in the lower rated categories, the achievement of the Portfolio's investment objective is more dependent on the Advisor's ability than would be the case if the Portfolio were investing in securities in the higher rated categories.

         Reduced volume and liquidity in the high yield bond market or the reduced availability of market quotations may make it more difficult to dispose of the Portfolio's investments in high yield securities and to value accurately these assets. The reduced availability of reliable, objective data may increase the Portfolio's reliance on management's judgment in valuing high yield bonds. In addition, the Portfolio's investments in high yield securities may be susceptible to adverse publicity and investor perceptions whether or not justified by fundamental factors.

         The Portfolio may invest in convertible debt securities, for which there are no specific quality requirements. In addition, at the time the Portfolio invests in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Advisor's opinion. At the time the Portfolio invests in any other short-term debt securities, they must be rated A or higher by Moody's or Standard & Poor's, or if unrated, the investment must be of comparable quality in the Advisor's opinion.

         In determining the suitability of and investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

         EXCHANGE TRADED AND OTC OPTIONS. All options purchased or sold by the Portfolio will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Trustees. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, the Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when the Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-11
premium paid by the Portfolio as well as loss of the expected benefit of the transaction.

         Provided that the Portfolio has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula, the Portfolio may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase or sell (write) futures contracts and purchase and sell (write) put and call options, including put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder.

         COMBINED POSITIONS. The Portfolio may write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-12

         CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance that a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired. See "Exchange Traded and OTC Options" above for a discussion of the liquidity of options not traded on an exchange.

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, the Portfolio or the Advisor may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-13

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolio intends to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which the Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio assets could impede portfolio management or the Portfolio's ability to meet withdrawals or other current obligations.

RISK MANAGEMENT

         The Portfolio may employ non-hedging risk management techniques. Examples of risk management strategies include synthetically altering the duration of a portfolio or the mix of securities in a portfolio. For example, if the Advisor wishes to extend maturities in a fixed income portfolio in order to take advantage of an anticipated decline in interest rates, but does not wish to purchase the underlying long term securities, it might cause the Portfolio to purchase futures contracts on long term debt securities. Similarly, if the Advisor wishes to decrease fixed income securities or purchase equities, it could cause the Portfolio to sell futures contracts on debt securities and purchase futures contracts on a stock index. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

PORTFOLIO TURNOVER

         The estimated annual portfolio turnover rate for the Portfolio generally should not exceed 100%. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See "Item 20" below.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-14

         Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof are amended or modified, the Portfolio may not:

1. Purchase any security if, as a result, more than 25% of its total assets would be invested in securities of issuers in any single industry. This limitation shall not apply to securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities.

2. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 3 below, making loans in accordance with paragraph 7 below, the issuance of beneficial interests in multiple classes or series, the purchase or sale of options, futures contracts, forward commitments, swaps and transactions in repurchase agreements are not deemed to be senior securities.

3. Borrow money, except in amounts not to exceed one third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings) (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with withdrawals or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets and (iv) pursuant to reverse repurchase agreements entered into by the Portfolio.1

4. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the 1933 Act.

5. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein,
         (iv) purchase and sell mortgage-related securities and (v) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities.

6. Purchase or sell commodities or commodity contracts, unless acquired as a result of the ownership of securities or instruments, except the Portfolio may purchase and sell financial futures contracts, options on financial futures contracts and warrants and may enter into swap and forward commitment transactions.

--------
              1Although the Portfolio is permitted to fulfill plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets, the Portfolio has no current intention of engaging in this form of leverage.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-15

7. Make loans, except that the Portfolio (1) may lend portfolio securities with a value not exceeding one-third of the Portfolio's total assets,
         (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt obligations (including privately issued debt obligations), bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

8. With respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities), if:

a. such purchase would cause more than 5% of the Portfolio's total assets to be invested in the securities of such issuer; or

b. such purchase would cause the Portfolio to hold more than 10% of the outstanding voting securities of such issuer.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions described below are not fundamental policies of the Portfolio and may be changed by the Trustees. These non-fundamental investment policies require that the Portfolio may not:

(i) Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

(ii) Acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Portfolio's total assets would be in investments that are illiquid;

(iii)Sell any security short, except to the extent permitted by the 1940 Act. Transactions in futures contracts and options shall not constitute selling securities short; or

(iv) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions.

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the DIRECTORY OF COMPANIES FILING ANNUAL REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION or other sources. In the absence of

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-16
such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the
Advisor may classify accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO TRUST.

         The Trustees and officers of the Portfolio Trust, their business addresses and principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Portfolio.

TRUSTEES AND OFFICERS

         Frederick S. Addy - Trustee;  Retired;  Executive  Vice  President  and
Chief Financial Officer since prior to April 1994, Amoco Corporation. His address is 5300 Arbutus Cove, Austin, TX 78746, and his date of birth is January 1, 1932.

         William G. Burns - Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, FL 32779, and his date of birth is November 2, 1932.

         Arthur C. Eschenlauer - Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His address is 14 Alta Vista Drive, RD #2, Princeton, NJ 08540, and his date of birth is May 23, 1934.

Matthew Healey* -  Trustee;  Chairman  and Chief  Executive  Officer;  Chairman,
     Pierpont Group, Inc. ("Pierpont Group ") since prior to 1992. His address is Pine Tree Country Club Estates, 10286 St. Andrews Road, Boynton Beach, FL 33436, and his date of birth is August 23, 1937.

         Michael P. Mallardi - Trustee; Retired; Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group since prior to April 1996. His address is 10 Charnwood Drive, Suffern, NY 10901, and his date of birth is March 17, 1934.

----------------------
* Mr. Healey is an "interested person" of the Portfolio as that term is defined in the 1940 Act.

         Each Trustee is currently paid an annual fee of $65,000 for serving as Trustee of the Master Portfolios (as defined below), The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio Trust.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-17

         Trustee compensation expenses accrued by the Master Portfolios(as defined below), the JPM Institutional Funds and the JPM Pierpont Funds for the calendar year ended December 31, 1996 is set forth below.


                                    TOTAL TRUSTEE COMPENSATION ACCRUED
                                    BY THE MASTER PORTFOLIOS(*), THE
                                    JPM INSTITUTIONAL FUNDS AND THE JPM
NAME OF TRUSTEE                     PIERPONT FUNDS DURING 1996(***)

Frederick S. Addy,                                     $65,000
  Trustee
William G. Burns,                                      $65,000
  Trustee
Arthur C. Eschenlauer,                                 $65,000
  Trustee
Matthew Healey,                                        $65,000
  Trustee(**), Chairman and Chief
  Executive Officer
Michael P. Mallardi,                                   $65,000
  Trustee
---------------------------
(*) Includes the Portfolio and 18 other portfolios (collectively, the "Master Portfolios") for which Morgan acts as investment adviser.

(**) During 1996, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $140,000, contributed $21,000 to a defined contribution plan on his behalf and paid $21,500 in insurance premiums for his benefit.

(***) No investment company within the fund complex has a pension or retirement plan. Currently there are 18 investment companies (15 investment companies comprising the Master Portfolios, The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust) in the fund complex.

         The Trustees of the Portfolio Trust are the same as the Trustees of each of the other Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds and JPM Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds, up to and including creating a separate board of trustees.

         The Trustees of the Portfolio Trust, in addition to reviewing actions of the Portfolio Trust's various service providers, decide upon matters of general policy. The Portfolio Trust has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio Trust's affairs. Pierpont Group

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-18
was organized in July 1989 to provide services for The Pierpont Family of Funds, and the Trustees are the sole shareholders of Pierpont Group. The Portfolio Trust has agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services to the Portfolio and other registered investment companies subject to similar agreements with Pierpont Group. These costs are periodically reviewed by the Trustees. The Portfolio Trust has no employees; its executive officers (listed below), other than the Chief Executive Officer, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned, indirect subsidiary of Boston Institutional Group, Inc. The Portfolio Trust's officers conduct and supervise the business operations of the Portfolio Trust.

         The officers of the Portfolio Trust, their principal occupations during the past five years and their dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1992. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436. His date of birth is August 23, 1937.

     MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President and Chief Executive Officer and Director of FDI, Premier Mutual Fund Services, Inc. ("Premier Mutual") and an officer of certain investment companies advised or administered by the Dreyfus Corporation ("Dreyfus") or its affiliates. From December 1991 to July 1994, she was President and Chief Compliance Officer of FDI. Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Supervisor of Treasury Services and Administration of FDI and an officer of certain investment companies advised or administered by Dreyfus or its affiliates. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. Prior to March 1993, Mr. Conroy was employed as a fund accountant at The Boston Company, Inc. His date of birth is March 31, 1969.

     JACQUELINE HENNING; Assistant Secretary and Assistant Treasurer. Managing Director, State Street Cayman Trust Company, Ltd. since October 1994. Prior to October 1994, Mrs. Henning was head of mutual funds at Morgan Grenfell in Cayman and for five years was Managing Director of Bank of Nova Scotia Trust Company (Cayman) Limited from September 1988 to September 1993. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is March 24, 1942.

     RICHARD W. INGRAM; President and Treasurer. Senior Vice President and Director of Client Services and Treasury Administration of FDI, Senior Vice President of Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris Trust and Savings Bank ("Harris") or their respective affiliates. From March 1994 to November 1995, Mr. Ingram was Vice President and Division Manager of First Data Investor Services Group, Inc. From 1989 to 1994, Mr. Ingram was Vice President,

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-19

Assistant Treasurer and Tax Director - Mutual Funds of The Boston Company, Inc. His date of birth is September 15, 1955.

         KAREN JACOPPO-WOOD; Vice President and Assistant Secretary.   Assistant
Vice President of FDI and an officer of RCM Capital Funds, Inc. and RCM Equity
Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and Harris.   From
June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager, SEC Registration, Scudder, Stevens & Clark, Inc. From 1988 to May 1994, Ms. Jacoppo-Wood was a senior paralegal at The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is December 29, 1966.

     ELIZABETH A. KEELEY; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. Prior to September 1995, Ms. Keeley was enrolled at Fordham University School of Law and received her JD in May 1995. Prior to September 1992, Ms. Keeley was an assistant at the National Association for Public Interest Law. Address: FDI, 200 Park Avenue, New York, New York 10166. Her date of birth is September 14, 1969.

     CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Associate General Counsel of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Harris. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. From 1992 to 1994, Mr. Kelley was employed by Putnam Investments in legal and compliance capacities. Prior to September 1992, Mr. Kelley was enrolled at Boston College Law School and received his JD in May 1992. His date of birth is December 24, 1964.

     LENORE J. MCCABE; Assistant Secretary and Assistant Treasurer. Assistant Vice President, State Street Bank and Trust Company since November 1994. Assigned as Operations Manager, State Street Cayman Trust Company, Ltd. since February 1995. Prior to November, 1994, employed by Boston Financial Data Services, Inc. as Control Group Manager. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is May 31, 1961.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI, an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From 1989 to 1994, Ms.
Nelson was an Assistant Vice President and client manager for The Boston Company, Inc. Her date of birth is April 22, 1964.

     JOHN E. PELLETIER; Vice President and Secretary. Senior Vice President and General Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From February 1992 to April 1994, Mr. Pelletier

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-20
     served as Counsel for TBCA. From August 1990 to February 1992, Mr. Pelletier was employed as an Associate at Ropes & Gray. His date of birth is June 24, 1964.

     JOSEPH F. TOWER III; Vice President and Assistant Treasurer. Senior Vice President, Treasurer and Chief Financial Officer of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus. From July 1988 to November 1993, Mr. Tower was Financial Manager of The Boston Company, Inc. His date of birth is June 13, 1962.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         Potential investors should inform the Portfolio Trust that whenever they are requested to vote on matters pertaining to the Portfolio Trust or the Portfolio (other than a vote by the Portfolio to continue its operations upon the withdrawal of another investor in the Portfolio), they will hold meetings of their respective shareholders and will cast their votes as instructed by those shareholders.

         There  are  currently  no  outstanding   beneficial  interests  in  the
Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolio is Morgan Guaranty Trust Company of New York, a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

     J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-21
funds and other institutional investors with combined assets under management of $208 billion.

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt, Melbourne and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 17 below.

         Sector weightings are generally similar to the portfolio's benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for the Portfolio is the Morgan Stanley Capital International Latin American Index.

         J.P. Morgan Investment Management Inc., also a wholly-owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, which manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which the Advisor serves as trustee. J.P. Morgan Investment Management Inc. advises the Advisor on investment of the commingled pension trust funds.

         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-22

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio Trust on behalf of the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 1.00% of the Portfolio's average daily net assets.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by the Portfolio Trust's Trustees and (ii) by a vote of a majority of the Portfolio's Trustees who are not parties to the Investment Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust, or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as Morgan from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio Trust. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. Morgan believes that it may perform the services for the Portfolio contemplated by the Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent Morgan from continuing to perform such services for the Portfolio.

         If Morgan were prohibited from acting as investment advisor to the Portfolio, it is expected that the Trustees of the Portfolio would recommend to investors that they approve the Portfolio Trust's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio Trust. See "Administrative Services Agent" in Part A above.

     CO-ADMINISTRATOR. Under the Portfolio Trust's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio Trust's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-23
an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may, subject to the consent of the Trustees of the Portfolio Trust, subcontract for the performance of its obligations, provided, however, that unless the Portfolio Trust expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio Trust is based on the ratio of its net assets to the aggregate net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, JPM Series Trust and JPM Series Trust II.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio Trust has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolio.

         Under the Services Agreement, effective August 1, 1996, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and JPM Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and JPM Series Trust.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio Trust's custodian and fund accounting and transfer agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding the portfolio securities and cash. In the case of foreign assets held outside the United States, the Custodian employs various sub-custodians, who were approved by the Trustees of the Portfolio Trust in accordance with the regulations of the SEC. The Custodian maintains Portfolio transaction records, calculates book and tax allocations for the Portfolio, and computes the value of the interest of each investor.

         INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolio Trust are Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036. Price Waterhouse LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of the Portfolio's federal and state income tax returns and consults with the Portfolio Trust as to matters of accounting and federal and state income taxation.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-24

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio Trust is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws and extraordinary expenses applicable to the Portfolio Trust. Such expenses also include brokerage expenses.

         Morgan has agreed that it will, at least through March 31, 1998, maintain the Portfolio's total operating expenses at the annual rate of 1.75% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         In connection with portfolio transactions for the Portfolio, the overriding objective is to obtain the best possible execution of purchase and sale orders.

         In selecting a broker, the Advisor considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the firm's financial condition; as well as the commissions charged. A broker may be paid a brokerage commission in excess of that which another broker might have charged for effecting the same transaction if, after considering the foregoing factors, the Advisor decides that the broker chosen will provide the best possible execution. The Advisor monitors the reasonableness of the brokerage commissions paid in light of the execution received. The Trustees of the Portfolio Trust review regularly the reasonableness of commissions and other transaction costs incurred by the Portfolio in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisor has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of the Portfolio. The Advisor believes that the value of research services received is

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-25
not determinable and does not significantly reduce its expenses. The Portfolio does not reduce its fee to the Advisor by any amount that might be attributable to the value of such services.

         Subject to the overriding objective of obtaining the best possible execution of orders, the Advisor may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the
Portfolio,  the  commissions,  fees  or  other  remuneration  received  by  such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio Trust, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio Trust's portfolio securities will not be purchased from or through or sold to or through the exclusive placement agent or Advisor or any other "affiliated person" (as defined in the 1940 Act) of the exclusive placement agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         If the Portfolio effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by the Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-26

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a subtrust (or series) of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the
Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The
Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-27

Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series) will be sufficient. The Portfolio Trust or any Series (including any Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio Trust's Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         The value of investments listed on a domestic securities exchange, other than options on stock indexes, is generally based on the last sale prices on the New York Stock Exchange at 4:00 P.M. or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such exchange. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value per share, all assets and liabilities initially expressed in foreign currencies will be

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-28
converted into U.S. dollars at the prevailing market rates available at the time of valuation.

         Options on stock indexes traded on national securities exchanges are valued at the close of options trading on such exchanges which is currently 4:10 P.M., New York time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges which is currently 4:15 P.M., New York time. Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees. Such procedures include the use of independent pricing services which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

         Trading in securities on most foreign exchanges and OTC markets is normally completed before the close of trading on the New York Stock Exchange and may also take place on days on which the New York Stock Exchange is closed. If events materially affecting the value of securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

Item 20.  TAX STATUS.

         The Portfolio Trust is organized as a New York trust. The Portfolio Trust should not be subject to any income or franchise tax in the State of New York. The Portfolio should be taxed as a partnership for Federal income tax purposes and should not be subject to Federal income tax. Each investor in the Portfolio will be required to include in its own tax return its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income, capital gains and losses, deductions and other items of income in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-29

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, the Portfolio must satisfy certain gross income and diversification requirements, including, among other things, a requirement that the Portfolio derive less than 30% of its gross income from the sale of stock, securities, options, futures or forward contracts held less than three months.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where a put or call option is written thereon or the straddle rules described below are otherwise applicable. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Portfolio lapses or is terminated through a closing transaction, such as the repurchase of the option by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

         Under the Code, gains or losses attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities, are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by the Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss.

         Forward currency contracts, options and futures contracts entered into by the Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on forward currency contracts, options and futures contracts or on the underlying securities. Certain straddles treated as short sales for tax purposes may also result in the loss of the holding period of underlying securities for purposes of the 30% of gross income test described above, and therefore, the Portfolio's ability to enter into forward currency contracts, options and futures contracts may be limited.

         Certain options, futures and foreign currency contracts held by the Portfolio at the end of each taxable year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-30
long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Portfolio has held such options or futures. However, gain or loss recognized on foreign currency contracts will be treated as ordinary income or loss.

         The Portfolio Trust may invest in equity securities of foreign issuers. If the Portfolio Trust purchases shares in certain foreign investment funds (referred to as passive foreign investment companies ("PFICs") under the Code), investors who are U.S. persons generally would be subject to special rules on any "excess distribution" from such foreign investment fund or gain from the disposition of such shares. Under these special rules, (i) the gain or excess distribution would be allocated ratably over the investor's holding period for such shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized would be taxable as ordinary income, (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such year. Alternatively, an investor may, if certain conditions are met, include in its income each year a pro rata portion of the foreign investment fund's income, whether or not distributed to the Portfolio Trust.

         FOREIGN INVESTORS. It is intended that the Portfolio Trust will conduct its affairs such that its income and gains will not be effectively connected with the conduct of a U.S. trade or business. Provided the Portfolio Trust conducts its affairs in such a manner, allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate), and allocations of portfolio interest (as defined in the Code) or short term or net long term capital gains to such investors generally will not be subject to U.S. tax.

         STATE AND LOCAL TAXES. The Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of the Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

         FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries. Investors are advised to consult their own tax advisers with respect to the reporting of such foreign taxes on the investors' income tax returns.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York arising solely from such investment. Investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-31

         The exclusive placement agent for the Portfolio Trust is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio Trust.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         Not applicable.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B2-32

APPENDIX A2
DESCRIPTION OF SECURITY RATINGS


STANDARD & POOR'S

CORPORATE BONDS

AAA - Debt rated AAA has the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A2-1

COMMERCIAL PAPER

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.


MOODY'S

CORPORATE BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A2-2

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

COMMERCIAL PAPER

Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

         -        Leading market positions in well established industries.
         -        High rates of return on funds employed.
         - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
         - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
         - Well established access to a range of financial markets and assured sources of alternate liquidity.



I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A2-3

                                   PART A (THE EMERGING MARKETS DEBT PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Emerging Markets Debt Portfolio (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         INVESTMENTS IN THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, MORGAN OR ANY OTHER BANK. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, and (iv) rights and liabilities of investors.

         The Portfolio invests in lower quality debt instruments ("junk bonds"), which are subject to higher risks of untimely interest and principal payments, default and price volatility than higher quality securities and may present liquidity and valuation problems. INVESTMENTS IN SECURITIES OF ISSUERS IN EMERGING MARKETS, INVESTMENTS IN UNRATED AND LOWER RATED DEBT OBLIGATIONS AND INVESTMENTS DENOMINATED OR QUOTED IN FOREIGN CURRENCIES, AS WELL AS THE
PORTFOLIO'S USE OF INTEREST RATE AND CURRENCY MANAGEMENT TECHNIQUES, ENTAIL RISKS IN ADDITION TO THOSE THAT ARE CUSTOMARILY ASSOCIATED WITH INVESTING IN DOLLAR- DENOMINATED FIXED INCOME SECURITIES OF U.S. ISSUERS. INTEREST RATE AND CURRENCY MANAGEMENT TECHNIQUES MAY BE UNAVAILABLE OR INEFFECTIVE IN MITIGATING RISKS INHERENT IN THE PORTFOLIO. THE PORTFOLIO MAY NOT BE ABLE TO ACHIEVE ITS INVESTMENT OBJECTIVE. THE PORTFOLIO IS INTENDED FOR INVESTORS WHO CAN ACCEPT A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-1

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio's investment objective is high total return from a portfolio of fixed income securities of emerging markets issuers. Total return consists of realized and unrealized capital gains and losses plus income. The Portfolio invests primarily in a portfolio of debt obligations of governments, government- related agencies and companies located in emerging markets around the world.

         PRIMARY INVESTMENTS. In normal circumstances, substantially all and at least 65% of the value of the Portfolio's total assets are invested in debt obligations of governments, government-related agencies and corporate issuers located in emerging markets around the world. The Advisor considers "emerging markets" to be any country which is generally considered to be an emerging or developing country by the World Bank, the International Finance Corporation or the United Nations or its authorities. These countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland, United Kingdom and United States. An emerging market issuer is one that (i) has its principal securities trading market in an emerging market country; (ii) is organized under the laws of an emerging market country; (iii) derives 50% or more of its total revenue from either goods produced, sales made or services performed in emerging market countries; (iv) has at least 50% of its assets located in emerging markets; or
(v) is a government, governmental authority or agency of an emerging market country.

         Debt obligations in which the Portfolio may invest include (i) fixed and floating rate bonds, notes and debentures of corporate issuers, including convertible securities; (ii) commercial paper and bank certificates of deposit;
(iii) loans and interests therein, including loan participations; (iv) obligations issued or guaranteed by a foreign government or its agencies, instrumentalities, political subdivisions and authorities, including obligations of central banks and Brady bonds; (v) structured notes, bonds and debentures issued or guaranteed by governmental or corporate issuers; and (vi) any other debt securities issued or guaranteed by an emerging markets issuer.

         Emerging market securities may be denominated in foreign currencies or the U.S. dollar. The Advisor will not routinely attempt to manage the Portfolio's exposure to currencies of emerging markets. However, the Portfolio may from time to time decide to engage in forward foreign currency exchange transactions if the Advisor believes these transactions would be in the Portfolio's best interest.

         The Portfolio may invest without limit in fixed income securities rated below investment grade by one or more internationally recognized rating agencies such as Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or in unrated securities determined to be of comparable credit quality by the Advisor. These below investment grade securities may include

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-2
obligations of sovereign and corporate issuers. Under normal circumstances, at least 95% of the Portfolio's total assets will consist of securities rated B or better at the time of purchase by Moody's or S&P. The Portfolio is not required to dispose of securities whose ratings fall below B. Below investment grade obligations, commonly called "junk bonds," are considered speculative and include obligations that are unrated or in default. See Additional Investment Practices and Risks.

         For temporary defensive purposes, the Portfolio may invest up to 100% of its assets in cash and money market instruments or invest all or a portion of its assets in debt securities of the U.S. government or corporate issuers. The Portfolio may engage in defensive investing if Morgan determines that economic or market conditions in emerging markets significantly limit opportunities for total return or pose undue risk to investors.

         HOW INVESTMENTS ARE SELECTED. The Portfolio seeks to achieve its objective by country allocation and security selection. The Advisor believes that an assessment of the creditworthiness of emerging market issuers is the key element in the country allocation process. To assess creditworthiness, the Advisor measures country risk, i.e., the risk of a change in the likelihood of repayment by emerging market issuers, by combining a quantitative analysis of economic factors with a qualitative analysis of the political risk for each country. Morgan then compares that risk to the potential total returns offered by issuers in that country. The Portfolio will be more heavily invested in the emerging market countries with higher estimated returns relative to the expected degree of country risk.

         Securities are selected for the Portfolio using fundamental and quantitative analysis of the general features of specific emerging markets debt securities including liquidity, volatility, duration and investor participation. The primary criteria in determining the securities in which the Portfolio will invest are the instrument's relative value and estimated total return. An emerging market debt security's expected return and volatility are in large part determined by the type of security (e.g., Brady bond, sovereign debt or loan participation) and market characteristics (e.g., liquidity).

         The Portfolio's duration will generally be approximately four to six years. The maturities of the securities in the Portfolio may vary widely, however. In addition to securities selection, the Advisor may use futures contracts to adjust the Portfolio's duration. Duration is a measure of the weighted average maturity of the debt obligations held by the Portfolio and the sensitivity of the Portfolio's market value to changes in interest rates. Generally, the longer the duration of the Portfolio, the more sensitive it will be to changes in interest rates.

ADDITIONAL INVESTMENT PRACTICES AND RISKS

         INVESTING IN EMERGING MARKETS. Investing in the securities of emerging market issuers involves considerations and potential risks not typically associated with investing in the securities of issuers in the United States and other developed countries.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-3

         MARKET CHARACTERISTICS. The fixed income securities markets of emerging countries generally have substantially less volume than the markets for similar securities in the United States and may not be able to absorb, without price disruptions, a significant increase in trading volume or trade size.
Additionally, market making activities may be less extensive in such markets, which may contribute to increased volatility and reduced liquidity in those markets. The less liquid the market, the more difficult it may be for the Portfolio to accurately price its portfolio securities or to dispose of such securities at the times determined to be appropriate. The risks associated with reduced liquidity may be particularly acute to the extent that the Portfolio needs cash to meet withdrawals, to pay dividends and other distributions or to pay expenses.

         Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to these investments and in exchange control regulations (e.g., currency blockage). In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, these procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct securities transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

         ECONOMIC, POLITICAL AND SOCIAL FACTORS. Emerging markets may be subject to a greater degree of economic, political and social instability that could significantly disrupt the principal financial markets than are markets in the United States and in Western European countries. Such instability may result from among other things: (i) authoritarian governments or military involvement in political and economic decision making, including changes or attempted changes in government through extraconstitutional means; (ii) popular unrest associated with demands for improved economic, political and social conditions;
(iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection and conflict. Many emerging markets have experienced in the past, and continue to experience, high rates of inflation. In certain countries inflation has at times accelerated rapidly to hyperinflationary levels, creating a negative interest rate environment and sharply eroding the value of outstanding financial assets in those countries. The economies of many emerging markets are heavily dependent upon international trade and are accordingly affected by protective trade barriers and the economic conditions of their trading partners. In addition, the economies of some

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-4
emerging markets are vulnerable to weakness in world prices for their commodity exports. The economies of emerging markets may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position.

         RESTRICTIONS ON INVESTMENT AND REPATRIATION. Certain emerging markets require governmental approval prior to investments by foreign persons or limit investments by foreign persons to only a specified percentage of an issuer's outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the company available for purchase by nationals. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Portfolio.

         CURRENCY RISKS. The U.S. dollar value of foreign securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Portfolio's assets quoted in those currencies. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. Some countries in emerging markets also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets may restrict the free conversion of their currencies into other currencies. Any devaluations in the currencies in which the Portfolio's securities are denominated may have a detrimental impact on the Portfolio's net asset value.

         The Portfolio may invest any portion of its assets in securities denominated in foreign currencies or in a particular currency. The Portfolio may enter into forward foreign currency exchange transactions in an attempt to manage the Portfolio's foreign currency exposure.

         INVESTMENT IN LOWER RATED OBLIGATIONS. While generally providing higher coupons or interest rates than investments in higher quality securities, lower quality debt securities involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality debt obligations tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent that the Portfolio invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Advisor's credit analysis.

         Lower quality debt obligations are affected by the market's perception of their credit quality, especially during times of adverse publicity, and the outlook for economic growth. Economic downturns or an increase in interest rates may cause a higher incidence of default by the issuers of these securities, especially issuers that are highly leveraged. The market for these lower quality

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-5
fixed income securities is generally less liquid than the market for investment grade fixed income securities. It may be more difficult to sell these lower rated securities to meet redemption requests, to respond to changes in the market, or to value accurately the Portfolio's portfolio holdings for purposes of determining the Portfolio's net asset value.

         SOVEREIGN AND CORPORATE DEBT OBLIGATIONS. Investment in sovereign debt obligations involves special risks not present in corporate debt obligations. The issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Portfolio may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Portfolio's net asset value, may be more volatile than prices of U.S. debt obligations. In the past, certain emerging markets have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debts.

         A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor's policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third-party commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debts.

         Corporate debt obligations, including obligations of industrial, utility, banking and other financial issuers, are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

         BRADY BONDS. Brady bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings. Brady bonds have been issued since 1989 and do not have a long payment history. In light of the history of defaults of countries issuing Brady bonds on their commercial bank loans, investments in Brady bonds may be viewed as speculative. Brady bonds may be fully or partially collateralized or uncollateralized, are issued in various currencies (but primarily the dollar) and are actively traded in over-the-counter ("OTC") secondary markets. Incomplete collateralization of interest or principal payment obligations results in increased credit risk. Dollar-denominated collateralized Brady bonds, which may be either fixed-rate or floating-rate

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-6
bonds, are generally collateralized by U.S. Treasury zero coupon bonds having the same maturity as the Brady bonds.

         OBLIGATIONS OF SUPRANATIONAL ENTITIES. The Portfolio may invest in obligations of supranational entities designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by its governmental members at the entity's call), reserves and net income. There is no assurance that participating governments will be able or willing to honor their commitments to make capital contributions to a supranational entity.

         LOAN PARTICIPATIONS. The Portfolio may invest in fixed- and floating-rate loans arranged through private negotiations between an issuer of emerging market debt instruments and one or more financial institutions ("lenders"). Generally, the Portfolio's investments in loans are expected to take the form of loan participations and assignments of portions of loans from third parties. When investing in a participation, the Portfolio will have the right to receive payments only from the lender to the extent the lender receives payments from the borrower, and not from the borrower itself. Likewise, the Portfolio will be able to enforce its rights only through the lender, and not directly against the borrower. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation. When the Portfolio purchases assignments from lenders, it will acquire direct rights against the borrower, but these rights and the Portfolio's obligations may differ from, and be more limited than, those held by the assigning lender. Loan participations and assignments may be illiquid and subject to the Portfolio's restrictions applicable to illiquid securities.

         ZERO COUPON, PAY-IN-KIND AND DEFERRED PAYMENT SECURITIES. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. The Portfolio accrues income with respect to zero coupon and pay-in-kind securities prior to the receipt of cash payments. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

     MORTGAGE-BACKED AND ASSET-BACKED SECURITIES. The Portfolio may invest up to 5% of its total assets in mortgage-backed securities and in other asset-backed

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-7
securities issued by non-governmental entities, such as banks and other financial institutions. Mortgage-backed securities include mortgage pass-through securities and collateralized mortgage obligations ("CMOs"). Asset-backed securities are collateralized by such assets as automobile or credit card receivables and are securitized either in a pass-through structure or in a pay-through structure similar to a CMO.

         INVESTMENTS IN OTHER INVESTMENT COMPANIES. Certain sectors of the economies of emerging markets are closed to investment by foreigners. The Portfolio may be able to invest in issuers in certain emerging markets solely or primarily through closed-end investment companies that have been authorized as an investor in the emerging market by the market's government. The Portfolio may invest up to 10% of its total assets in shares of other investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting shares of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses.

         DEPOSITARY RECEIPTS. Depositary receipts are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depositary instruments and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities.

         RESTRICTED AND ILLIQUID SECURITIES. The Portfolio may acquire securities that have restrictions on their resale (restricted securities) or securities for which there is a limited trading market which the Advisor may determine are illiquid. However, the Portfolio may not purchase an illiquid security if, as a result, more than 15% of the Portfolio's net assets would be invested in illiquid investments. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. In addition, illiquid securities may be more difficult to value due to the unavailability of reliable broker quotes for these securities. The Portfolio may experience delays in disposing of illiquid securities and this may have an adverse effect on the ability of the Portfolio to meet withdrawals in an orderly manner. The Portfolio may purchase restricted securities that are eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act. Restricted securities eligible for resale under Rule 144A may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         MONEY MARKET INSTRUMENTS. Under normal circumstances, the Portfolio will purchase money market instruments only to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments without limitation as a temporary defensive measure taken in the Advisor's judgment during, or in anticipation of, adverse market conditions. These money market instruments include obligations issued or

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-8
guaranteed by the U.S. Government or any of its agencies and instrumentalities, any foreign government or any of its political subdivisions, commercial paper, bank obligations, repurchase agreements and other debt obligations of U.S. and foreign issuers. If a repurchase agreement counterparty defaults on its obligations, the Portfolio may, under some circumstances, be limited or delayed in disposing of the repurchase agreement collateral to recover its investment.

         WHEN-ISSUED AND FORWARD COMMITMENT TRANSACTIONS. The Portfolio may purchase when-issued securities and enter into other forward commitments to purchase or sell securities. The value of securities purchased on a when-issued or forward commitment basis may decline between the purchase date and the settlement date.

         DERIVATIVE INSTRUMENTS. The Portfolio may purchase derivative securities to enhance return and enter into derivative contracts to hedge against fluctuations in securities prices or currency exchange rates, to change the duration of the Portfolio's fixed income holdings or as a substitute for the purchase or sale of securities or currency. The Portfolio's investments in derivative instruments may include structured securities.

         All of the Portfolio's transactions in derivative instruments involve a risk of loss or depreciation due to unanticipated adverse changes in interest rates, securities prices or currency exchange rates. The loss on derivative contracts (other than purchased options) may substantially exceed the Portfolio's initial investment in these contracts. In addition, the Portfolio may lose the entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio.

         STRUCTURED SECURITIES. The Portfolio may invest in structured securities, including currency linked securities. The interest rate or, in some cases, the principal payable at the maturity of a structured security may change positively or inversely in relation to one or more interest rates, financial indices, currency rates or other financial indicators (reference prices). A structured security may be leveraged to the extent that the magnitude of any change in the interest rate or principal payable on a structured security is a multiple of the change in the reference price. Thus, structured securities may decline in value due to adverse market changes in currency exchange rates and other reference prices.

         DERIVATIVE CONTRACTS. The Portfolio may purchase and sell a variety of derivative contracts, including futures contracts on securities, indices or currency;  options  on futures  contracts;  options  on  securities,  indices or currency; forward contracts to purchase or sell securities or currency; and interest rate and currency swaps. The Portfolio incurs liability to a counterparty in connection with transactions in futures contracts, forward contracts and swaps and in selling options. The Portfolio pays a premium for purchased options. In addition, the Portfolio incurs transaction costs in opening and closing positions in derivative contracts.

         RISKS ASSOCIATED WITH DERIVATIVE SECURITIES AND CONTRACTS. The risks associated with the Portfolio's transactions in derivative securities and

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-9
contracts may include some or all of the following: market risk, leverage and volatility risk, correlation risk, credit risk, and liquidity and valuation risk.

         MARKET RISK. Investments in structured securities are subject to the market risks described above. Entering into a derivative contract involves a risk that the applicable market will move against the Portfolio's position and that the Portfolio will incur a loss. For derivative contracts other than purchased options, this loss may substantially exceed the amount of the initial investment made or the premium received by the Portfolio.

         LEVERAGE AND VOLATILITY RISK. Derivative instruments may sometimes increase or leverage the Portfolio's exposure to a particular market risk. Leverage enhances the price volatility of derivative instruments held by the Portfolio. If the Portfolio enters into futures contracts, writes options or engages in certain foreign currency exchange transactions, it is required to maintain a segregated account consisting of cash or liquid assets, hold offsetting portfolio securities or currency positions or cover written options which may partially offset the leverage inherent in these transactions.

         CORRELATION RISK. The Portfolio's success in using derivative contracts to hedge portfolio assets depends on the degree of price correlation between the derivative contract and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative contract, the assets underlying the derivative contract and the Portfolio's assets.

         CREDIT RISK. Derivative securities and OTC derivative contracts involve a risk that the issuer or counterparty will fail to perform its contractual obligations.

         LIQUIDITY AND VALUATION RISK. Some derivative securities are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of extreme market volatility, a commodity exchange may suspend or limit trading in an exchange-traded derivative contract, which may make the contract temporarily illiquid and difficult to price. The Portfolio's ability to terminate OTC derivative contracts may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative securities and contracts, the only source of price quotations may be the selling dealer or counterparty. Segregation of a large percentage of assets could impede portfolio management or the ability to meet redemption requests.

         PORTFOLIO SECURITIES LOANS. The Portfolio may lend portfolio securities with a value up to one-third of its total assets. Each loan must be fully collateralized by cash or other eligible assets. The Portfolio may pay reasonable fees in connection with securities loans. The Advisor will evaluate the creditworthiness of prospective institutional borrowers and monitor the adequacy of the collateral to reduce the risk of default by borrowers.

     BORROWING AND REVERSE REPURCHASE AGREEMENTS. The Portfolio may (1) borrow money from banks solely for temporary or emergency (but not for leverage) purposes and (2) enter into reverse repurchase agreements for any purpose. The

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-10
aggregate amount of such borrowings and reverse repurchase agreements may not exceed one-third of the Portfolio's total assets less liabilities (other than borrowings). For the purposes of the Investment Company Act of 1940 (the "1940 Act"), reverse repurchase agreements are considered a form of borrowing by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified.

         SHORT-TERM TRADING. The Portfolio may sell a portfolio security without regard to the length of time such security has been held if, in the Advisor's view, the security meets the criteria for sale. The annual portfolio turnover rate of the Portfolio is generally not expected to exceed 100%. A high portfolio turnover rate involves higher transaction costs to the Portfolio in the form of dealer spreads. This policy is subject to certain requirements so that certain investors can qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code").

         INVESTMENT POLICIES AND RESTRICTIONS. Except as otherwise stated in this Part A or Part B, the Portfolio's investment objective, policies and restrictions are not fundamental and may be changed without shareholder approval.

         PORTFOLIO DIVERSIFICATION AND CONCENTRATION. The Portfolio is non-diversified which means that it may invest more than 5% of its total assets in the securities of a single issuer. Investing a significant amount of the Portfolio's assets in the securities of a small number of emerging market issuers will cause the Portfolio's net asset value to be more sensitive to events affecting those issuers. The Portfolio will not concentrate (invest 25% or more of its total assets) in the securities of issuers in any one industry. For purposes of this limitation, the staff of the Securities and Exchange Commission (the "SEC") considers (a) all supranational organizations as a group to be a single industry and (b) each foreign government and its political subdivisions to be a single industry.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.

         The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-11

Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of over $208 billion. Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio's Trustees, Morgan, as Advisor, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         Morgan uses a sophisticated, disciplined, collaborative process for managing all asset classes. The following persons have been primarily responsible for the day-to-day management and implementation of Morgan's processes for the Portfolio since its inception (business experience for the past five years is indicated parenthetically): Eduardo L. Cortes, Vice President (employed by Morgan since prior to 1992) and Detlev Schlichter, Vice President (employed by Morgan since prior to 1992).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 0.70% of the Portfolio's average daily net assets.

     Under a separate agreement, Morgan also provides administrative and related services to the Portfolio. See Administrative Services Agent below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to the Administrative Services Agreement with the Portfolio, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-12

Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110 serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, extraordinary expenses and brokerage expenses.

         Morgan has agreed that it will, at least through April 30, 1998, maintain the Portfolio's total operating expenses at the annual rate of 1.25% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series. Currently, there are eight active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-13
meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is December 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI ((809) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-14

Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.



I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A7-15

                                   PART B (THE EMERGING MARKETS DEBT PORTFOLIO)

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                                           PAGE

     General Information and History                                   B3-1
     Investment Objective and Policies                                 B3-1
     Management of the Portfolio Trust                                 B3-16
     Control Persons and Principal Holders
     of Securities                                                     B3-20
     Investment Advisory and Other Services                            B3-20
     Brokerage Allocation and Other Practices                          B3-24
     Capital Stock and Other Securities                                B3-26
     Purchase, Redemption and Pricing of
       Securities Being Offered                                        B3-27
     Tax Status                                                        B3-29
     Underwriters                                                      B3-31
     Calculations of Performance Data                                  B3-31
     Financial Statements                                              B3-31

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         The Emerging Markets Debt Portfolio (the "Portfolio") is designed for the aggressive investor seeking to diversify an investment portfolio by investing in fixed income securities of emerging markets issuers. The Portfolio's investment objective is high total return from a portfolio of fixed income securities of emerging markets issuers.

         The Portfolio attempts to achieve its investment objective by investing primarily in debt obligations of governments, government-related agencies and companies located in emerging markets around the world. Under normal circumstances, the Portfolio expects to invest at least 65% of its total assets in such securities. The Portfolio does not intend to invest in U.S. securities (other than money market instruments), except temporarily, when extraordinary circumstances prevailing at the same time in a significant number of emerging markets countries render investments in such countries inadvisable.

         The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective by the Portfolio as set forth above and in Part A.

MONEY MARKET INSTRUMENTS

         As discussed in Part A, the Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-1

A description of the various types of money market instruments that may be purchased by the Portfolio appears below.

     U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the
United States include obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration and the Export-Import Bank.

     FOREIGN GOVERNMENT OBLIGATIONS. The Portfolio, subject to its investment policies, may also invest in short-term obligations of foreign sovereign governments or of their agencies, instrumentalities, authorities or political subdivisions. These securities may be denominated in the U.S. dollar or in another currency. See "Foreign Investments."

         BANK OBLIGATIONS. The Portfolio unless otherwise noted in Part A or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) foreign branches of U.S. banks and U.S. savings and loans associations or of foreign banks (Euros) and (ii) U.S. branches of foreign banks (Yankees). See "Foreign Investments." The Portfolio will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank. The Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank or the World Bank).

     COMMERCIAL PAPER. The Portfolio may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-2
agreements between the issuer and Morgan acting as agent, for no additional fee, in its capacity as investment advisor to the Portfolio and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the borrower come from accounts managed by the Advisor or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Advisor, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand, which is continuously monitored by the Advisor. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Portfolio's quality restrictions. See "Quality and Diversification Requirements." Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of the Advisor to whom the Advisor, in its capacity as a commercial bank, has made a loan.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Custodian. If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Portfolio may be delayed or limited.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-3

         The Portfolio may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described in Part A or this Part B.

CORPORATE BONDS AND OTHER DEBT SECURITIES

         As discussed in Part A, the Portfolio may invest in bonds and other debt securities of domestic and foreign issuers to the extent consistent with its investment objective and policies. A description of these investments appears in Part A and below. See "Quality and Diversification Requirements." For information on short-term investments in these securities, see "Money Market Instruments."

         MORTGAGE-BACKED SECURITIES. The Portfolio may invest in mortgage-backed securities. Each mortgage pool underlying mortgage-backed securities consists of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner occupied and non-owner occupied one-unit to four-unit residential properties, multifamily (i.e., five or more) properties, agriculture properties, commercial properties and mixed use properties. The investment characteristics of adjustable and fixed rate mortgage-backed securities differ from those of traditional fixed income securities. The major differences include the payment of interest and principal on mortgage-backed securities on a more frequent (usually monthly) schedule and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. As a result, a faster than expected prepayment rate will reduce both the market value and the yield to maturity from those which were anticipated. A prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity and market value.

         GOVERNMENT GUARANTEED MORTGAGE-BACKED SECURITIES. Government National Mortgage Association mortgage-backed certificates ("Ginnie Maes") are supported by the full faith and credit of the United States. Certain other U.S. Government securities, issued or guaranteed by federal agencies or government sponsored enterprises, are not supported by the full faith and credit of the United States, but may be supported by the right of the issuer to borrow from the U.S. Treasury. These securities include obligations of instrumentalities such as the Federal Home Loan Mortgage Corporation ("Freddie Macs") and the Federal National Mortgage Association ("Fannie Maes"). No assurance can be given that the U.S. Government will provide financial support to these federal agencies, authorities, instrumentalities and government sponsored enterprises in the future.

         There are several types of guaranteed mortgage-backed securities currently available, including guaranteed mortgage pass-through certificates and multiple class securities, which include guaranteed real estate mortgage investment conduit certificates ("REMIC Certificates"), other collateralized mortgage obligations ("CMOs") and stripped mortgage-backed securities.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-4

         Mortgage pass-through securities are fixed or adjustable rate mortgage-backed securities which provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicer of the underlying mortgage loans.

         Multiple class securities include CMOs and REMIC Certificates issued by U.S. Government agencies, instrumentalities (such as Fannie Mae) and sponsored enterprises (such as Freddie Mac) or by trusts formed by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. In general, CMOs are debt obligations of a legal entity that are collateralized by, and multiple class mortgage-backed securities represent direct ownership interests in, a pool of mortgage loans or mortgaged-backed securities and payments on which are used to make payments on the CMOs or multiple class mortgage-backed securities.

         CMOs and guaranteed REMIC Certificates issued by Fannie Mae and Freddie Mac are types of multiple class mortgage-backed securities. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Portfolio does not intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage-backed securities (the "Mortgage Assets"). The obligations of Fannie Mae and Freddie Mac under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae and Freddie Mac, respectively.

         CMOs and REMIC Certificates are issued in multiple classes. Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final scheduled distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

         STRIPPED MORTGAGE-BACKED SECURITIES. Stripped mortgage-backed securities ("SMBS") are derivative multiclass mortgage securities, issued or guaranteed by the U.S. Government, its agencies or instrumentalities or by private issuers. Although the market for such securities is increasingly liquid, privately issued SMBS may not be readily marketable and will be considered illiquid for purposes of the Portfolio's limitation on investments in illiquid securities. The Advisor may determine that SMBS which are U.S. Government securities are liquid for purposes of the Portfolio's limitation on investments in illiquid securities in accordance with procedures adopted by the Board of Trustees. The market value of the class consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest from Mortgage Assets are generally higher than prevailing market yields on other mortgage-backed securities because

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-5
their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

         ZERO COUPON, PAY-IN-KIND AND DEFERRED PAYMENT SECURITIES. While interest payments are not made on such securities, holders of such securities are deemed to have received "phantom income." Because the Portfolio will distribute "phantom income" to investors, the Portfolio may have fewer assets with which to purchase income producing securities.

         ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables or other asset-backed securities collateralized by such assets. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which the Portfolio may invest are subject to the Portfolio's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. Most of these risks are related to limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

FOREIGN INVESTMENTS

         The Portfolio makes substantial investments in foreign countries. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs"). Generally, ADRs and EDRs are receipts issued by a bank or trust company that evidence ownership of underlying securities issued by a foreign corporation and that are designed for use in the domestic, in the case of ADRs, or European, in the case of EDRs, securities markets.

         Since investments in foreign securities may involve foreign currencies, the value of the Portfolio's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. The Portfolio may enter into forward commitments for the purchase or sale of foreign currencies in connection with the settlement of foreign securities transactions or to manage the Portfolio's currency exposure related to foreign investments. See "Additional Investment Information" in Part A.

         The Portfolio may also invest in countries with emerging economies or securities markets. Political and economic structures in many of such countries

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-6
may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of such countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the values of the Portfolio's investments in those countries and the availability to the Portfolio of additional investments in those countries. The small size and inexperience of the securities markets in certain of such countries and the limited volume of trading in securities in those countries may make the Portfolio's investments in such countries illiquid and more volatile than investments in more developed countries, and the Portfolio may be required to establish special custodial or other arrangements before making certain investments in those countries. There may be little financial or accounting information available with respect to issuers located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.

         For a description of the risks associated with investing in foreign securities, see "Additional Investment Practices and Risks" in Part A.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for money market instruments and other fixed income securities no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the 1940 Act. These limits require that, as determined immediately after a purchase is made,
(i) not more than 5% of the value of the Portfolio's total assets will be

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-7
invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations. The Portfolio has applied for exemptive relief from the Securities and Exchange Commission ("SEC") to permit the Portfolio to invest in affiliated funds. If the requested relief is granted, the Portfolio would then be permitted to invest in affiliated funds, subject to certain conditions specified in the applicable order.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price. For purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, a form of leverage. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See "Investment Restrictions" below for the Portfolio's limitations on reverse repurchase agreements and bank borrowings.

         MORTGAGE DOLLAR ROLL TRANSACTIONS. The Portfolio may engage in mortgage dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a mortgage dollar roll transaction, the Portfolio sells a mortgage backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sale price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sale proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions.

     LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100%

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-8
of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the placement agent, unless otherwise permitted by applicable law.

         PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolio may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in Part A.

         As to illiquid investments, the Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the Securities Act of 1933, as amended (the "1933 Act") before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

         SYNTHETIC INSTRUMENTS. The Portfolio may invest in certain synthetic instruments. Such instruments generally involve the deposit of asset-backed securities in a trust arrangement and the issuance of certificates evidencing interests in the trust. The certificates are generally sold in private placements in reliance on Rule 144A.

         SWAPS AND RELATED SWAP PRODUCTS. The Portfolio may engage in swap transactions, specifically interest rate, currency, index and total return swaps and in the purchase or sale of related caps, floors and collars. In a typical interest rate swap agreement, one party agrees to make payments equal to a floating interest rate on a specified amount (the "notional amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. If a swap agreement provides for payments in different currencies, the parties might agree to exchange the notional amount as well. The purchaser of an interest rate cap or floor, upon payment of a fee, has the right to receive payments (and the seller of the cap is obligated to make payments) to the extent a specified interest rate exceeds (in the case of a cap) or is less than (in the case of a floor) a specified level over a specified period of time or at specified dates. The purchaser of an interest rate collar, upon payment of a fee, has the right to receive payments (and the seller of the collar is obligated

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-9
to make payments) to the extent that a specified interest rate falls outside an agreed upon range over a specified period of time or at specified dates.

         Index and currency swaps, caps, floors, and collars are similar to those described in the preceding paragraph, except that, rather than being determined by variations in specified interest rates, the obligations of the parties are determined by variations in specified interest rate or currency indexes, and, in the case of total return swaps, variations in the total return of specific securities.

         The amount of the Portfolio's potential gain or loss on any swap transaction is not subject to any fixed limit. Nor is there any fixed limit on the Portfolio's potential loss if it sells a cap, floor or collar. If the Portfolio buys a cap, floor or collar, however, the Portfolio's potential loss is limited to the amount of the fee that it has paid. Swaps, caps, floors and collars tend to be more volatile than many other types of investments. Nevertheless, the Portfolio will use these techniques only as a risk management tool and not for purposes of leveraging the Portfolio's market exposure or its exposure to changing interest rates, security values or currency values. The Portfolio will use these transactions only to preserve a return or spread on a particular investment or portion of its investments, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible. The Portfolio will not sell interest rate caps, floors or collars if it does not own securities providing the interest that the Portfolio may be required to pay.

         The  use  of  swaps,  caps,  floors  and  collars  involves  investment techniques and risks different from those associated with other portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates, currency rates and other applicable factors, the investment performance of the Portfolio will be less favorable than if these techniques had not been used. These instruments are typically not traded on exchanges. Accordingly, there is a risk that the other party to certain of these instruments will not perform its obligations to the Portfolio or that the Portfolio may be unable to enter into offsetting positions to terminate its exposure or liquidate its investment under certain of these instruments when it wishes to do so. Such occurrences could result in losses to the Portfolio. The Advisor will, however, consider such risks and will enter into swap, cap, floor and collar transactions only when it believes that the risks are not unreasonable.

         Provided contracts relative to the Portfolio's use of swaps, caps, floors and collars permit, the Portfolio will usually enter into swaps on a net basis-- that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument--with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments.

         The Portfolio will maintain cash or liquid assets in a segregated account with its custodian in an amount sufficient at all times to cover its current obligations under swaps, caps, floors and collars. If the Portfolio enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Portfolio's accrued obligations under

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-10
the swap agreement over the accrued amount the Portfolio is entitled to receive under the agreement. If the Portfolio enters into a swap agreement on other than a net basis, or sells a cap, floor or collar, it will segregate assets with a daily value at least equal to the full amount of the Portfolio's accrued obligations under the agreement.

         The Portfolio will not enter into any swap, cap, floor, or collar, unless the counterparty to the transaction is deemed creditworthy by the Advisor. If a counterparty defaults, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, for that reason, they are less liquid than swaps.

         The liquidity of swaps, caps, floors and collars will be determined by the Advisor based on various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the instrument (including any demand or tender features) and (5) the nature of the marketplace for trades (including the ability to assign or offset the Portfolio's rights and obligations relating to the investment). Such determination will govern whether the instrument will be deemed within the 15% restriction on investments in securities that are not readily marketable.

         In connection with such transactions, the Portfolio will segregate cash or liquid securities to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed. During the term of a swap, changes in the value of the swap are recognized as unrealized gains or losses by marking to market to reflect the market value of the swap. When the swap is terminated, the Portfolio will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and the Portfolio's basis in the contract. The Portfolio is exposed to credit loss in the event of nonperformance by the other party to the swap.

         The federal income tax treatment with respect to swaps, caps, floors, and collars may impose limitations on the extend to which the Portfolio may engage in such transactions.

QUALITY AND DIVERSIFICATION REQUIREMENTS

     Although the Portfolio is not limited by the diversification requirements of the 1940 Act, the Portfolio will comply with the diversification requirements imposed by the Code so that certain investors can qualify as regulated investment companies. See "Taxes."

         Under normal circumstances, at least 95% of the Portfolio's total assets will consist of securities rated B or better at the time of purchase by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-11

("Standard & Poor's"). The higher total return sought by the Portfolio is generally obtainable from high yield high risk securities in the lower rating categories of the established rating services. These securities are rated below Baa by Moody's or below BBB by Standard & Poor's. The Portfolio may invest in securities that are speculative to a high degree and in default. Lower rated securities are generally referred to as junk bonds. See the Appendix for a description of the characteristics of the various ratings categories. The Portfolio is not obligated to dispose of securities whose issuers subsequently are in default or which are downgraded below the minimum ratings noted above. The credit ratings of Moody's and Standard & Poor's (the "Rating Agencies"), such as those ratings described in this Part B, may not be changed by the Rating Agencies in a timely fashion to reflect subsequent economic events. The credit ratings of securities do not evaluate market risk. The Portfolio may also invest in unrated securities which, in the opinion of the Advisor, offer comparable yields and risks to the rated securities in which the Portfolio may invest.

         Debt securities that are rated in the lower rating categories, or which are unrated, involve greater volatility of price and risk of loss of principal and income. In addition, lower ratings reflect a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal. The market price and liquidity of lower rated fixed income securities generally respond to short-term corporate and market developments to a greater extent than the price and liquidity of higher rated securities, because these developments are perceived to have a more direct relationship to the ability of an issuer of lower rated securities to meet its ongoing debt obligations. Although the Advisor seeks to minimize these risks through diversification, investment analysis and attention to current developments in interest rates and economic conditions, there can be no assurance that the Advisor will be successful in limiting the Portfolio's exposure to the risks associated with lower rated securities. Because the Portfolio invests in securities in the lower rated categories, the achievement of the Portfolio's investment objective is more dependent on the Advisor's ability than would be the case if the Portfolio were investing in securities in the higher rated categories.

         Reduced volume and liquidity in the high yield bond market or the reduced availability of market quotations may make it more difficult to dispose of the Portfolio's investments in high yield securities and to value accurately these assets. The reduced availability of reliable, objective data may increase the Portfolio's reliance on management's judgment in valuing high yield bonds. In addition, the Portfolio's investments in high yield securities may be susceptible to adverse publicity and investor perceptions whether or not justified by fundamental factors.

         In determining suitability of investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-12

         EXCHANGE TRADED AND OTC OPTIONS. All options purchased or sold by the Portfolio will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Trustees. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, the Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when the Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as loss of the expected benefit of the transaction.

         Provided that the Portfolio has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula, the Portfolio may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase or sell (write) futures contracts and purchase and sell (write) put and call options, including put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder.

     COMBINED POSITIONS. The Portfolio may write options in combination with each other, or in combination with futures or forward contracts, to adjust the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-13
risk and return characteristics of the overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance that a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-14
could also be impaired. See "Exchange Traded and OTC Options" above for a discussion of the liquidity of options not traded on an exchange.

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, the Portfolio or the Advisor may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolio intends to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which the Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet withdrawals or other current obligations.

RISK MANAGEMENT

         The Portfolio may employ non-hedging risk management techniques. Examples of such strategies include synthetically altering the duration of a portfolio or the mix of securities in a portfolio. For example, if the Advisor wishes to extend maturities in a fixed income portfolio in order to take advantage of an anticipated decline in interest rates, but does not wish to purchase the underlying long term securities, it might cause the Portfolio to purchase futures contracts on long term debt securities. Similarly, if the Advisor wishes to decrease fixed income securities or purchase equities, it could cause the Portfolio to sell futures contracts on debt securities and purchase futures contracts on a stock index. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

PORTFOLIO TURNOVER

         The estimated annual portfolio turnover rate for the Portfolio generally should not exceed 100%. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See Item 20 below.

INVESTMENT RESTRICTIONS


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-15

         The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof, are amended or modified, the Portfolio may not:

1. Purchase any security if, as a result, more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers having their principal business activities in the same industry. This limitation shall not apply to obligations issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities.

2. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 3 below, making loans in accordance with paragraph 7 below, the issuance of beneficial interests in multiple classes or series, the purchase or sale of options, futures contracts, forward commitments, swaps and transactions in repurchase agreements are not deemed to be senior securities.

3. Borrow money, except in amounts not to exceed one third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings) (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with withdrawals or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets and (iv) pursuant to reverse repurchase agreements entered into by the Portfolio.2

4. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the 1933 Act.

5. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein,
         (iv) make direct investments in mortgages, (v) purchase and sell mortgage-related
--------
              2Although the Portfolio is permitted to fulfill plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets, the Portfolio has no current intention of engaging in this form of leverage.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-16
         securities and (vi) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities including mortgages.

6. Purchase or sell commodities or commodity contracts, unless acquired as a result of the ownership of securities or instruments, except the Portfolio may purchase and sell financial futures contracts, options on financial futures contracts and warrants and may enter into swap and forward commitment transactions.

7. Make loans, except that the Portfolio (1) may lend portfolio securities with a value not exceeding one third of the Portfolio's total assets, (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt obligations (including privately issued debt obligations and direct investments in mortgages), bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS - The investment restrictions described below are not fundamental policies of the Portfolio and may be changed by the Trustees. These non-fundamental investment policies require that the Portfolio may not:

(i) Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

(ii) Acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Portfolio's total assets would be in investments that are illiquid;

(iii)Sell any security short, except to the extent permitted by the 1940 Act. Transactions in futures contracts and options shall not constitute selling securities short;

(iv) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions;

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the DIRECTORY OF COMPANIES FILING ANNUAL REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-17
information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the
Advisor may classify accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO TRUST.

         The Trustees and officers of the Portfolio Trust, their business addresses and principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Portfolio.

TRUSTEES AND OFFICERS

         Frederick S. Addy - Trustee;  Retired;  Executive  Vice  President  and
Chief Financial Officer since prior to April 1994, Amoco Corporation. His address is 5300 Arbutus Cove, Austin, TX 78746, and his date of birth is January 1, 1932.

         William G. Burns - Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, FL 32779, and his date of birth is November 2, 1932.

         Arthur C. Eschenlauer - Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His address is 14 Alta Vista Drive, RD #2, Princeton, NJ 08540, and his date of birth is May 23, 1934.

     Matthew Healey* - Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group ") since prior to 1992. His address is Pine Tree Country Club Estates, 10286 St. Andrews Road, Boynton Beach, FL 33436, and his date of birth is August 23, 1937.

         Michael P. Mallardi - Trustee; Retired; Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group since prior to April 1996. His address is 10 Charnwood Drive, Suffern, NY 10901, and his date of birth is March 17, 1934.

----------------------
* Mr. Healey is an "interested person" of the Portfolio as that term is defined in the 1940 Act.

         Each Trustee is currently paid an annual fee of $65,000 for serving as Trustee of the Master Portfolios (as defined below), The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio Trust.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-18

         Trustee compensation expenses accrued by the Master Portfolios(as defined below), the JPM Institutional Funds and the JPM Pierpont Funds for the calendar year ended December 31, 1996 is set forth below.


                                  TOTAL TRUSTEE COMPENSATION ACCRUED
                                  BY THE MASTER PORTFOLIOS(*), THE
                                  JPM INSTITUTIONAL FUNDS AND THE JPM
NAME OF TRUSTEE                   PIERPONT FUNDS DURING 1996(***)

Frederick S. Addy,                                     $65,000
  Trustee
William G. Burns,                                      $65,000
  Trustee
Arthur C. Eschenlauer,                                 $65,000
  Trustee
Matthew Healey,                                        $65,000
  Trustee(**), Chairman and Chief
  Executive Officer
Michael P. Mallardi,                                   $65,000
  Trustee
-------------------------
(*) Includes the Portfolio and 18 other portfolios (collectively, the "Master Portfolios") for which Morgan acts as investment adviser.

(**) During 1996, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $140,000, contributed $21,000 to a defined contribution plan on his behalf and paid $21,500 in insurance premiums for his benefit.

(***) No investment company within the fund complex has a pension or retirement plan. Currently there are 18 investment companies (15 investment companies comprising the Master Portfolios, The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust) in the fund complex.

         The Trustees of the Portfolio Trust are the same as the Trustees of each of the other Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds and JPM Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds, up to and including creating a separate board of trustees.

         The Trustees of the Portfolio Trust, in addition to reviewing actions of the Portfolio Trust's various service providers, decide upon matters of general policy. The Portfolio Trust has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio Trust's affairs. Pierpont Group

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-19
was organized in July 1989 to provide services for The Pierpont Family of Funds, and the Trustees are the sole shareholders of Pierpont Group. The Portfolio Trust has agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services to the Portfolio and other registered investment companies subject to similar agreements with Pierpont Group. These costs are periodically reviewed by the Trustees. The Portfolio Trust has no employees; its executive officers (listed below), other than the Chief Executive Officer, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned, indirect subsidiary of Boston Institutional Group, Inc. The Portfolio Trust's officers conduct and supervise the business operations of the Portfolio Trust.

         The officers of the Portfolio Trust, their principal occupations during the past five years and their dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1992. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436. His date of birth is August 23, 1937.

     MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President and Chief Executive Officer and Director of FDI, Premier Mutual Fund Services, Inc. ("Premier Mutual") and an officer of certain investment companies advised or administered by the Dreyfus Corporation ("Dreyfus") or its affiliates. From December 1991 to July 1994, she was President and Chief Compliance Officer of FDI. Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Supervisor of Treasury Services and Administration of FDI and an officer of certain investment companies advised or administered by Dreyfus or its affiliates. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. Prior to March 1993, Mr. Conroy was employed as a fund accountant at The Boston Company, Inc. His date of birth is March 31, 1969.

     JACQUELINE HENNING; Assistant Secretary and Assistant Treasurer. Managing Director, State Street Cayman Trust Company, Ltd. since October 1994. Prior to October 1994, Mrs. Henning was head of mutual funds at Morgan Grenfell in Cayman and for five years was Managing Director of Bank of Nova Scotia Trust Company (Cayman) Limited from September 1988 to September 1993. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is March 24, 1942.

     RICHARD W. INGRAM; President and Treasurer. Senior Vice President and Director of Client Services and Treasury Administration of FDI, Senior Vice President of Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris Trust and Savings Bank ("Harris") or their respective affiliates. From March 1994 to November 1995, Mr. Ingram was Vice President and Division Manager of First Data Investor Services Group, Inc. From 1989 to 1994, Mr. Ingram was Vice President,

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-20

Assistant Treasurer and Tax Director - Mutual Funds of The Boston Company, Inc. His date of birth is September 15, 1955.

         KAREN JACOPPO-WOOD; Vice President and Assistant Secretary.   Assistant
Vice President of FDI and an officer of RCM Capital Funds, Inc. and RCM Equity
Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and Harris.   From
June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager, SEC Registration, Scudder, Stevens & Clark, Inc. From 1988 to May 1994, Ms. Jacoppo-Wood was a senior paralegal at The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is December 29, 1966.

     ELIZABETH A. KEELEY; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. Prior to September 1995, Ms. Keeley was enrolled at Fordham University School of Law and received her JD in May 1995. Prior to September 1992, Ms. Keeley was an assistant at the National Association for Public Interest Law. Address: FDI, 200 Park Avenue, New York, New York 10166. Her date of birth is September 14, 1969.

     CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Associate General Counsel of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Harris. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. From 1992 to 1994, Mr. Kelley was employed by Putnam Investments in legal and compliance capacities. Prior to September 1992, Mr. Kelley was enrolled at Boston College Law School and received his JD in May 1992. His date of birth is December 24, 1964.

     LENORE J. MCCABE; Assistant Secretary and Assistant Treasurer. Assistant Vice President, State Street Bank and Trust Company since November 1994. Assigned as Operations Manager, State Street Cayman Trust Company, Ltd. since February 1995. Prior to November, 1994, employed by Boston Financial Data Services, Inc. as Control Group Manager. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is May 31, 1961.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI, an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From 1989 to 1994, Ms.
Nelson was an Assistant Vice President and client manager for The Boston Company, Inc. Her date of birth is April 22, 1964.

     JOHN E. PELLETIER; Vice President and Secretary. Senior Vice President and General Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From February 1992 to April 1994, Mr. Pelletier

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-21
served as Counsel for TBCA. From August 1990 to February 1992, Mr. Pelletier was employed as an Associate at Ropes & Gray. His date of birth is June 24, 1964.

     JOSEPH F. TOWER III; Vice President and Assistant Treasurer. Senior Vice President, Treasurer and Chief Financial Officer of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus. From July 1988 to November 1993, Mr. Tower was Financial Manager of The Boston Company, Inc. His date of birth is June 13, 1962.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         Potential investors should inform the Portfolio Trust that whenever they are requested to vote on matters pertaining to the Portfolio Trust or the Portfolio (other than a vote by the Portfolio to continue its operations upon the withdrawal of another investor in the Portfolio), they will hold meetings of their respective shareholders and will cast their votes as instructed by those shareholders.

         There  are  currently  no  outstanding   beneficial  interests  in  the
Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolio is Morgan Guaranty Trust Company of New York, a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-22

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of $208 billion.

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt, Melbourne and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 17 below.

         J.P. Morgan Investment Management Inc., also a wholly-owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, which manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which the Advisor serves as trustee. J.P. Morgan Investment Management Inc. advises the Advisor on investment of the commingled pension trust funds.

         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio Trust on behalf of the Portfolio has agreed to pay the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-23

Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.70% of the Portfolio's average daily net assets.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by the Portfolio Trust's Trustees and (ii) by a vote of a majority of the Portfolio's Trustees who are not parties to the Investment Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust, or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as Morgan from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio Trust. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. Morgan believes that it may perform the services for the Portfolio contemplated by the Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent Morgan from continuing to perform such services for the Portfolio.

         If Morgan were prohibited from acting as investment advisor to the Portfolio, it is expected that the Trustees of the Portfolio would recommend to investors that they approve the Portfolio Trust's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio Trust. See "Administrative Services Agent" in Part A above.

         CO-ADMINISTRATOR. Under the Portfolio Trust's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio Trust's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust on not more than 60 days' written notice nor less than 30 days' written notice

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-24
to the other party. The Co-Administrator may, subject to the consent of the Trustees of the Portfolio Trust, subcontract for the performance of its obligations, provided, however, that unless the Portfolio Trust expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio Trust is based on the ratio of its net assets to the aggregate net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, JPM Series Trust and JPM Series Trust II.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio Trust has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolio.

         Under the Services Agreement, effective August 1, 1996, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and JPM Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and JPM Series Trust.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio Trust's custodian and fund accounting and transfer agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding the portfolio securities and cash. In the case of foreign assets held outside the United States, the Custodian employs various sub-custodians, who were approved by the Trustees of the Portfolio Trust in accordance with the regulations of the SEC. The Custodian maintains Portfolio transaction records, calculates book and tax allocations for the Portfolio, and computes the value of the interest of each investor.

         INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolio Trust are Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036. Price Waterhouse LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of the Portfolio's federal and state income tax returns and consults with the Portfolio Trust as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio Trust is responsible for usual and customary expenses associated with its operations. Such expenses include organization

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-25
expenses, legal fees, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws and extraordinary expenses applicable to the Portfolio Trust. Such expenses also include brokerage expenses.

         Morgan has agreed that it will, at least through April 30, 1998, maintain the Portfolio's total operating expenses at the annual rate of 1.25% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         Portfolio transactions for the Portfolio will be undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio may engage in short term trading consistent with its objective.

         In connection with portfolio transactions for the Portfolio, the Advisor intends to seek best price and execution on a competitive basis for both purchases and sales of securities.

         In connection with portfolio transactions for the Portfolio, the overriding objective is to obtain the best possible execution of purchase and sale orders.

         In selecting a broker, the Advisor considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the firm's financial condition; as well as the commisions charged. A broker may be paid a brokerage commission in excess of that which another broker might have charged for effecting the same transaction if, after considering the foregoing factors, the Advisor decides that the broker chosen will provide the best possible execution. The Advisor monitors the reasonableness of the brokeragee commissions paid in light of the execution received. The Trustees of the Portfolio Trust review regularly the reasonableness of commissions and other transaction costs incurred by the Portfolio in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisor

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-26
has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of the Portfolio. The Advisor believes that the value of research services received is not determinable and does not significantly reduce its expenses. The Portfolio does not reduce its fee to the Advisor by any amount that might be attributable to the value of such services.

         Subject to the overriding objective of obtaining the best possible execution of orders, the Advisor may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the
Portfolio,  the  commissions,  fees  or  other  remuneration  received  by  such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio Trust, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio Trust's portfolio securities will not be purchased from or through or sold to or through the exclusive placement agent or Advisor or any other "affiliated person" (as defined in the 1940 Act) of the exclusive placement agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         If the Portfolio effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by the Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-27
in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a subtrust (or series) of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the
Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The
Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-28
in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series) will be sufficient. The Portfolio Trust or any Series (including any Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio Trust's Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         The value of investments listed on a domestic securities exchange, other than options on stock indexes, is generally based on the last sale prices on the New York Stock Exchange at 4:00 P.M. or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such exchange. Securities listed on a foreign exchange are valued at the last quoted sale price

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-29
available before the time when net assets are valued. Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value per share, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates available at the time of valuation.

         Options on stock indexes traded on national securities exchanges are valued at the close of options trading on such exchanges which is currently 4:10 P.M., New York time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges which is currently 4:15 P.M., New York time. Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees. Such procedures include the use of independent pricing services which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

         Trading in securities on most foreign exchanges and OTC markets is normally completed before the close of trading on the New York Stock Exchange and may also take place on days on which the New York Stock Exchange is closed. If events materially affecting the value of securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

Item 20.  TAX STATUS.

         The Portfolio Trust is organized as a New York trust. The Portfolio Trust should not be subject to any income or franchise tax in the State of New York. The Portfolio should be taxed as a partnership for Federal income tax purposes and should not be subject to Federal income tax. Each investor in the Portfolio

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-30
will be required to include in its own tax return its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income, capital gains and losses, deductions and other items of income in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, the Portfolio must satisfy certain gross income and diversification requirements, including, among other things, a requirement that the Portfolio derive less than 30% of its gross income from the sale of stock, securities, options, futures or forward contracts held less than three months.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where a put or call option is written thereon or the straddle rules described below are otherwise applicable. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Portfolio lapses or is terminated through a closing transaction, such as the repurchase of the option by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

         Under the Code, gains or losses attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities, are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by the Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss.

         Forward currency contracts, options and futures contracts entered into by the Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on forward currency contracts, options and futures contracts or on the underlying securities. Certain straddles treated as short sales for tax purposes may also result in the loss of the holding period of underlying securities for purposes of the 30% of gross income test described above, and therefore, the Portfolio's ability to enter into forward currency contracts, options and futures contracts may be limited.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-31

         Certain options, futures and foreign currency contracts held by the Portfolio at the end of each taxable year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Portfolio has held such options or futures. However, gain or loss recognized on foreign currency contracts will be treated as ordinary income or loss.

         The Portfolio Trust may invest in equity securities of foreign issuers. If the Portfolio Trust purchases shares in certain foreign investment funds (referred to as passive foreign investment companies ("PFICs") under the Code), investors who are U.S. persons generally would be subject to special rules on any "excess distribution" from such foreign investment fund or gain from the disposition of such shares. Under these special rules, (i) the gain or excess distribution would be allocated ratably over the investor's holding period for such shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized would be taxable as ordinary income, (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such year. Alternatively, an investor may, if certain conditions are met, include in its income each year a pro rata portion of the foreign investment fund's income, whether or not distributed to the Portfolio Trust.

         FOREIGN INVESTORS. It is intended that the Portfolio Trust will conduct its affairs such that its income and gains will not be effectively connected with the conduct of a U.S. trade or business. Provided the Portfolio Trust conducts its affairs in such a manner, allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate), and allocations of portfolio interest (as defined in the Code) or short term or net long term capital gains to such investors generally will not be subject to U.S. tax.

         STATE AND LOCAL TAXES. The Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of the Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

         FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries. Investors are advised to consult their own tax advisers with respect to the reporting of such foreign taxes on the investors' income tax returns.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York arising solely from such investment. Investors are advised to consult

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-32
their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS.

         The exclusive placement agent for the Portfolio Trust is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio Trust.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         Not applicable.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B3-33

APPENDIX A3
DESCRIPTION OF SECURITY RATINGS


STANDARD & POOR'S

CORPORATE BONDS

AAA - Debt rated AAA has the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A3-1

COMMERCIAL PAPER

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.


MOODY'S

CORPORATE BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A3-2

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

COMMERCIAL PAPER

Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

          -       Leading market positions in well established industries.
          -       High rates of return on funds employed.
          - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
          - Broad margins in earnings coverage of fixed financial charge and high internal cash generation.
          - Well established access to a range of financial markets and assured sources of alternate liquidity.




I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A3-3

                                    PART A (THE SMALL COMPANY GROWTH PORTFOLIO)

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Small Company Growth Portfolio (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         INVESTMENTS IN THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, MORGAN OR ANY OTHER BANK. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, and (iv) rights and liabilities of investors.

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The investment objective of the Portfolio is to provide long term capital appreciation from a portfolio of equity securities of small companies. The Portfolio invests primarily in the common stocks of small U.S. companies. The Portfolio is designed for investors seeking an actively managed portfolio of equity securities of companies with high growth potential. An investment in the Portfolio may offer greater potential for gains and losses but may entail more

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-1
risk than an investment in a Portfolio investing primarily in equity securities of large companies. In addition, the Portfolio's investments in companies with high growth potential may make shares of the Portfolio more volatile than the universe of small companies as a whole. THE PORTFOLIO DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM NOR IS THE PORTFOLIO SUITABLE FOR ALL INVESTORS.

         PRIMARY INVESTMENTS. Under normal circumstances, substantially all and at least 65% of the Portfolio's total assets are invested in equity securities of small companies. In general, the Portfolio intends to emphasize equity securities of companies with a market capitalization at the time of purchase of less than $1.25 billion. However, the Advisor considers any company with a market capitalization of less than $2 billion at the time of purchase to be a small company.

         The Portfolio may also invest up to 10% of its net assets in the common stocks and other equity securities of large and medium-sized U.S. companies. The Portfolio is authorized and may from time to time invest in the equity securities of non-U.S. companies. The equity securities in which the Portfolio invests consist of exchange-traded, over-the-counter ("OTC") and unlisted common and preferred stocks, warrants, securities with warrants attached, rights, convertible securities, trust certificates, limited partnership interests and equity participations.

         HOW INVESTMENTS ARE SELECTED. The Advisor uses fundamental analysis and a variety of valuation techniques in an effort to determine whether a company's market price reflects the Advisor's assessment of its long term value. From the securities identified as undervalued, The Advisor selects investments for the Portfolio based on several criteria, including the company's managerial strength, financial flexibility, prospects for growth and competitive position. Although the Portfolio will be diversified to mitigate sector and economic risk, the Advisor will weight investments toward those sectors that demonstrate the greatest growth potential.

ADDITIONAL INVESTMENT PRACTICES AND RISKS

         SMALL COMPANIES. Although securities of small companies may offer greater potential for capital appreciation than securities of larger capitalization companies, they also involve certain risks. Small companies may have limited product lines, market and financial resources, or may be dependant on small or less experienced management groups. In addition, trading volume of securities of small companies may be limited. Historically, the market price for securities of small companies has been more volatile than for securities of companies with greater capitalization.

         WARRANTS AND CONVERTIBLE SECURITIES. Warrants acquired by the Portfolio entitle it to buy common stock at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investments in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates. Typically, the Portfolio will acquire warrants attached to an equity or fixed income security.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-2

Convertible debt securities and preferred stock entitle the Portfolio to acquire the issuer's stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities.

         INVESTMENTS IN OTHER INVESTMENT COMPANIES. The Portfolio is permitted to invest up to 10% of its total assets in shares of other investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting stock of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses.

         RESTRICTED AND ILLIQUID SECURITIES. The Portfolio may acquire securities that have restrictions on their resale (restricted securities) or securities for which there is a limited trading market which the Advisor may determine are illiquid. However, the Portfolio may not purchase an illiquid security if, as a result, more than 15% of the Portfolio's net assets would be invested in illiquid investments. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. In addition, illiquid securities may be more difficult to value due to the unavailability of reliable broker quotes for these securities. The Portfolio may experience delays in disposing of illiquid securities and this may have an adverse effect on the ability of the Portfolio to meet withdrawals in an orderly manner. The Portfolio may purchase restricted securities that are eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act. Restricted securities eligible for resale under Rule 144A may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         MONEY MARKET INSTRUMENTS. The Portfolio is permitted to invest in money market instruments although it intends to stay invested in equity securities to the extent practical in light of its objective. Under normal market conditions, the Portfolio will purchase money market instruments to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments without limitation as a temporary defensive measure taken in the Advisor's judgment during, or in anticipation of, adverse market conditions. These money market instruments include obligations issued or guaranteed by the U.S. Government or any of its agencies and instrumentalities, commercial paper, bank obligations, repurchase agreements and other debt obligations of U.S. and foreign issuers. If a repurchase agreement counterparty defaults on its obligations, the Portfolio may, under some circumstances, be limited or delayed in disposing of the repurchase agreement collateral to recover its investment.

         WHEN-ISSUED AND FORWARD COMMITMENT TRANSACTIONS. The Portfolio may purchase when-issued securities and enter into other forward commitments to purchase or sell securities. The value of securities purchased on a when-issued

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-3
or forward commitment basis may decline between the purchase date and the settlement date.

         INVESTING IN FOREIGN SECURITIES. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S. dollar-denominated securities of domestic issuers. In addition to changes affecting securities markets generally, these investments may be affected by changes in currency exchange rates, changes in foreign or U.S. laws or restrictions applicable to these investments and in exchange control regulations (e.g., currency blockage). Transaction costs for foreign securities may be higher than those for similar transactions in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, these procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct securities transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in certain foreign countries.

         DEPOSITARY RECEIPTS. Depositary receipts are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depository instruments and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities.

         DERIVATIVE INSTRUMENTS. The Portfolio may purchase derivative securities to enhance return or enter into derivative contracts to hedge against fluctuations in securities prices or currency exchange rates or as a substitute for the purchase or sale of securities or currency.

         All of the Portfolio's transactions in derivative instruments involve a risk of loss or depreciation due to unanticipated adverse changes in interest rates, securities prices or currency exchange rates. The loss on derivative contracts (other than purchased options) may substantially exceed the Portfolio's initial investment in these contracts. In addition, the Portfolio may lose the entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-4

         DERIVATIVE CONTRACTS. The Portfolio may purchase and sell a variety of derivative contracts, including futures contracts on securities, indices or currency; options on futures contracts; options on securities, indices or currency; and forward contracts to purchase or sell securities or currency. The Portfolio incurs liability to a counterparty in connection with transactions in futures contracts, forward contracts and swaps and in selling options. The Portfolio pays a premium for purchased options. In addition, the Portfolio incurs transaction costs in opening and closing positions in derivative contracts.

         RISKS ASSOCIATED WITH DERIVATIVE SECURITIES AND CONTRACTS. The risks associated with the Portfolio's transactions in derivative securities and contracts may include some or all of the following: market risk, leverage and volatility risk, correlation risk, credit risk, and liquidity and valuation risk.

         MARKET RISK. Entering into a derivative contract involves a risk that the applicable market will move against the Portfolio's position and that the Portfolio will incur a loss. For derivative contracts other than purchased options, this loss may substantially exceed the amount of the initial investment made or the premium received by the Portfolio.

         LEVERAGE AND VOLATILITY RISK. Derivative instruments may sometimes increase or leverage the Portfolio's exposure to a particular market risk. Leverage enhances the price volatility of derivative instruments held by the Portfolio. If the Portfolio enters into futures contracts, writes options or engages in certain foreign currency exchange transactions, it is required to maintain a segregated account consisting of cash or liquid assets, hold offsetting portfolio securities or cover written options which may partially offset the leverage inherent in these transactions.

         CORRELATION RISK. The Portfolio's success in using derivative contracts to hedge portfolio assets depends on the degree of price correlation between the derivative contract and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative contract, the assets underlying the derivative contract and the Portfolio's assets.

         CREDIT RISK. Derivative securities and OTC derivative contracts involve a risk that the issuer or counterparty will fail to perform its contractual obligations.

         LIQUIDITY AND VALUATION RISK. Some derivative securities are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of extreme market volatility, a commodity exchange may suspend or limit trading in an exchange-traded derivative contract, which may make the contract temporarily illiquid and difficult to price. The Portfolio's ability to terminate OTC derivative contracts may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative securities and contracts, the only source of price quotations may be the selling dealer or counterparty. Segregation of a large percentage of assets could impede portfolio management or the ability to meet redemption requests.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-5

         PORTFOLIO SECURITIES LOANS. The Portfolio may lend portfolio securities with a value up to one-third of its total assets. Each loan must be fully collateralized by cash or other eligible assets. The Portfolio may pay reasonable fees in connection with securities loans. The Advisor will evaluate the creditworthiness of prospective institutional borrowers and monitor the adequacy of the collateral to reduce the risk of default by borrowers.

         BORROWING AND REVERSE REPURCHASE AGREEMENTS. The Portfolio may (1) borrow money from banks solely for temporary or emergency (but not for leverage) purposes and (2) enter into reverse repurchase agreements for any purpose. The aggregate amount of such borrowings and reverse repurchase agreements may not exceed one-third of the Portfolio's total assets less liabilities (other than borrowings). For the purposes of the Investment Company Act of 1940 (the "1940 Act"), reverse repurchase agreements are considered a form of borrowing by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified.

         SHORT-TERM TRADING. The Portfolio may sell a portfolio security without regard to the length of time such security has been held if, in the Advisor's view, the security meets the criteria for sale. The annual portfolio turnover rate of the Portfolio is generally not expected to exceed 100%. A high portfolio turnover rate involves higher costs to the Portfolio in the form of dealer spreads and brokerage commissions. This policy is subject to certain requirements so that certain investors can qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code").

         PORTFOLIO DIVERSIFICATION AND CONCENTRATION. The Portfolio is diversified and therefore may not, with respect to 75% of its total assets (i) invest more than 5% of its total assets in the securities of any one issuer, other than U.S. Government securities or (2) acquire more than 10% of the outstanding voting securities of any one issuer. The Portfolio will not concentrate (invest 25% or more of its total assets) in the securities of issuers in any one industry.

         INVESTMENT POLICIES AND RESTRICTIONS. Except as otherwise stated in this Part A or Part B, the Portfolio's investment objective, policies and restrictions are not fundamental and may be changed without shareholder approval.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.

         The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-6

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of over $208 billion. Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio's Trustees, Morgan, as Advisor, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         Morgan uses a sophisticated, disciplined, collaborative process for managing all asset classes. For the Portfolio, this process utilizes fundamental research, a variety of valuation techniques and stock selection. Morgan believes that the market price of a security will, over time, move towards its fundamental value, notwithstanding short-term fluctuations in price. Morgan maintains an active presence in all of the world's leading financial markets and employs over 100 full-time analysts devoted to economic research for its clients.

         The following person has been primarily responsible for the day-to-day management and implementation of Morgan's investment process for the Portfolio since its inception (business experience for the past five years is indicated parenthetically): Marian U. Pardo, Managing Director (employed by Morgan since prior to 1992).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 0.60% of the Portfolio's average daily net assets.

     Under a separate agreement, Morgan also provides administrative and related services to the Portfolio. See Administrative Services Agent below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio and certain other registered investment companies subject to similar agreements with FDI.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-7

         ADMINISTRATIVE SERVICES AGENT. Pursuant to the Administrative Services Agreement with the Portfolio, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110 serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, extraordinary expenses and brokerage expenses.

         Morgan has agreed that it will, at least through September 30, 1997, maintain the Portfolio's total operating expenses at the annual rate of 1.20% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series. Currently, there are eight active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-8

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is May 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-9

     Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI ((809) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       A8-10

                                    PART B (THE SMALL COMPANY GROWTH PORTFOLIO)

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                                           PAGE

     General Information and History                                   B4-1
     Investment Objective and Policies                                 B4-1
     Management of the Portfolio Trust                                 B4-13
     Control Persons and Principal Holders
     of Securities                                                     B4-18
     Investment Advisory and Other Services                            B4-18
     Brokerage Allocation and Other Practices                          B4-21
     Capital Stock and Other Securities                                B4-23
     Purchase, Redemption and Pricing of
       Securities Being Offered                                        B4-25
     Tax Status                                                        B4-26
     Underwriters                                                      B4-28
     Calculations of Performance Data                                  B4-28
     Financial Statements                                              B4-28

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         The Small Company Growth Portfolio (the "Portfolio") is designed for investors seeking an actively managed portfolio of equity securities of companies with high growth potential. The Portfolio's investment objective is long term capital appreciation from a portfolio of exchange-traded, over-the-counter ("OTC") and unlisted common and preferred stocks, warrants, securities with warrants attached, rights, convertible securities, trust certificates, limited partnership interests, depository receipts and equity participations (collectively, "Equity Securities") of small companies.

         The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective by the Portfolio as set forth above and in Part A.

MONEY MARKET INSTRUMENTS

         As discussed in Part A, the Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the various types of money market instruments that may be purchased by the Portfolio appears below.

     U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-1
backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the
United States include obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration and the Export-Import Bank.

         FOREIGN GOVERNMENT OBLIGATIONS. The Portfolio may invest in short-term obligations of foreign sovereign governments or of their agencies, instrumentalities, authorities or political subdivisions. These securities may be denominated in the U.S. dollar or in another currency. See "Foreign Investments."

         BANK OBLIGATIONS. The Portfolio may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in total assets (the "Asset Limitation") and are organized under the laws of the United States or any state, (ii) foreign branches of these banks or of foreign banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). See "Foreign Investments." The Portfolio will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank. The Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank or the World Bank).

         COMMERCIAL PAPER. The Portfolio may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan acting as agent, for no additional fee, in its capacity as investment advisor to the Portfolio and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-2
borrower come from accounts managed by the Advisor or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Advisor, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand, which is continuously monitored by the Advisor. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the
Portfolio's quality restrictions. See "Quality and Diversification Requirements." Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of the Advisor to whom the Advisor, in its capacity as a commercial bank, has made a loan.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Custodian. If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Portfolio may be delayed or limited.

         The Portfolio may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-3
limitation corporate and foreign bonds, asset-backed securities and other obligations described in Part A or this Part B.

EQUITY INVESTMENTS

         As discussed in Part A, the Portfolio invests primarily in Equity Securities. The Equity Securities in which the Portfolio invests include those listed on any domestic or foreign securities exchange or traded in the OTC market as well as certain restricted or unlisted securities. A discussion of the various types of equity investments which may be purchased by the Portfolio appears in Part A and below. See "Quality and Diversification Requirements."

     EQUITY SECURITIES. The Equity Securities in which the Portfolio may invest may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         The convertible securities in which the Portfolio may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

COMMON STOCK WARRANTS

         The Portfolio may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the strike price) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or prior to the expiration date.

FOREIGN INVESTMENTS

         The Portfolio may invest in equity securities of foreign issuers that are listed on a national securities exchange or denominated or principally traded in the U.S. dollar. The Portfolio does not expect to invest more than 5% of its total assets at the time of purchase in securities of foreign issuers. Foreign investments may be made directly in securities of foreign issuers or in the form

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-4
of American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs"). Generally, ADRs and EDRs are receipts issued by a bank or trust company that evidence ownership of underlying securities issued by a foreign corporation and that are designed for use in the domestic, in the case of ADRs, or European, in the case of EDRs, securities markets.

         Since investments in foreign securities may involve foreign currencies, the value of the Portfolio's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. The Portfolio may enter into forward commitments for the purchase or sale of foreign currencies in connection with the settlement of foreign securities transactions or to manage the Portfolio's currency exposure related to foreign investments. See "Additional Investment Practices and Risks" in Part A.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for money market instruments and other fixed income securities no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and reflect the value each day of such securities in determining its net asset value. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the 1940 Act. These limits require that, as determined immediately after a purchase is made,
(i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-5
its own operations. The Portfolio has applied for exemptive relief from the Securities and Exchange Commission (the "SEC") to permit the Portfolio to invest in affiliated funds. If the requested relief is granted, the Portfolio would then be permitted to invest in affiliated funds, subject to certain conditions specified in the applicable order.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price. For purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, a form of leverage. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See "Investment Restrictions" below for the Portfolio's limitations on reverse repurchase agreements and bank borrowings.

         MORTGAGE DOLLAR ROLL TRANSACTIONS. The Portfolio may engage in mortgage dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a mortgage dollar roll transaction, the Portfolio sells a mortgage backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions.

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-6
addition, the Portfolio will consider all facts and circumstances, including the creditworthiness of the borrowing financial institution, and the Portfolio will make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the placement agent, unless otherwise permitted by applicable law.

         PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolio may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in Part A.

         As to illiquid investments, the Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

         SYNTHETIC VARIABLE RATE INSTRUMENTS. The Portfolio may invest in certain synthetic variable rate instruments. In the case of some types of instruments credit enhancement is not provided, and if certain events, which may include (a) default in the payment of principal or interest on the underlying bond, (b) downgrading of the bond below investment grade or (C) a loss of the bond's tax exempt status, occur, then (i) the put will terminate, and (ii) the risk to the Portfolio will be that of holding a long-term bond.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         The Portfolio intends to meet the diversification requirements of the 1940 Act. To meet these requirements, 75% of the assets of the Portfolio is subject to the following fundamental limitations: (1) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities and (2) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. As for the other 25% of the Portfolio's assets not subject to the limitation described above, there is no limitation on investment of these assets under the 1940 Act, so that all of such assets may be invested in securities of any one issuer. Investments not subject to the limitations described above could involve an increased risk to the Portfolio should an issuer be unable to make interest or principal payments or should the market value of such securities decline.

         The Portfolio may invest in convertible debt securities, for which there are no specific quality requirements. In addition, at the time the Portfolio invests in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's Investor's Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard &

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-7

Poor's"), the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Advisor's opinion. At the time the Portfolio invests in any other short-term debt securities, they must be rated A or higher by Moody's or Standard & Poor's, or if unrated, the investment must be of comparable quality in the Advisor's opinion.

         In determining the suitability of an investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

         EXCHANGE TRADED AND OTC OPTIONS. All options purchased or sold by the Portfolio will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Trustees. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, the Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when the Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as loss of the expected benefit of the transaction.

         Provided that the Portfolio has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula, the Portfolio may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase or sell (write) futures contracts and purchase and sell (write) put and call options, including put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-8
may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder.

         COMBINED POSITIONS. The Portfolio may write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-9
positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance that a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired. See "Exchange Traded and OTC Options" above for a discussion of the liquidity of options not traded on an exchange.

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, the Portfolio or the Advisor may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolio intends to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which the Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet withdrawals or other current obligations.

RISK MANAGEMENT

         The Portfolio may employ non-hedging risk management techniques. An example of a risk management strategy includes synthetically altering the mix of securities in a portfolio. Non-hedging risk management techniques are not speculative, but because they may involve leverage, the possibility of losses as well as gains are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-10

PORTFOLIO TURNOVER

         The portfolio turnover rate for the Portfolio is not expected to exceed 100% per annum. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See "Item 20" below.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof are amended or modified, the Portfolio may not:

1. Purchase any security if, as a result, more than 25% of its total assets would be invested in securities of issuers in any single industry. This limitation shall not apply to securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities.

2. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 3 below, making loans in accordance with paragraph 7 below, the issuance of beneficial interests in multiple classes or series, the purchase or sale of options, futures contracts, forward commitments, swaps and transactions in repurchase agreements are not deemed to be senior securities.

3. Borrow money, except in amounts not to exceed one third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings) (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with withdrawals or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-11
         anticipated  sale of other  portfolio  securities  or  assets  and (iv)
         pursuant  to  reverse   repurchase   agreements  entered  into  by  the
         Portfolio.3

4. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the 1933 Act.

5. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein,
         (iv) purchase and sell mortgage-related securities and (v) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities.

6. Purchase or sell commodities or commodity contracts, unless acquired as a result of the ownership of securities or instruments, except the Portfolio may purchase and sell financial futures contracts, options on financial futures contracts and warrants and may enter into swap and forward commitment transactions.

7. Make loans, except that the Portfolio (1) may lend portfolio securities with a value not exceeding one-third of the Portfolio's total assets,
         (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt obligations (including privately issued debt obligations), bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

8. With respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities), if:

         a. such purchase would cause more than 5% of the Portfolio's total assets to be invested in the securities of such issuer; or

         b. such purchase would cause the Portfolio to hold more than 10% of the outstanding voting securities of such issuer.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions described below are not fundamental policies of the Portfolio and may be changed by the Trustees. These non-fundamental investment policies require that the Portfolio may not:

--------
              3Although the Portfolio is permitted to fulfill plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets, the Portfolio has no current intention of engaging in this form of leverage.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-12

(i) Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

(ii) Acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Portfolio's total assets would be in investments that are illiquid;

(iii)Sell any security short, except to the extent permitted by the 1940 Act. Transactions in futures contracts and options shall not constitute selling securities short; or

(iv) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions.

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the DIRECTORY OF COMPANIES FILING ANNUAL REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the
Advisor may classify accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO TRUST.

         The Trustees and officers of the Portfolio Trust, their business addresses and principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Portfolio.

TRUSTEES AND OFFICERS

         Frederick S. Addy - Trustee;  Retired;  Executive  Vice  President  and
Chief Financial Officer since prior to April 1994, Amoco Corporation. His address is 5300 Arbutus Cove, Austin, TX 78746, and his date of birth is January 1, 1932.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-13

         William G. Burns - Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, FL 32779, and his date of birth is November 2, 1932.

         Arthur C. Eschenlauer - Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His address is 14 Alta Vista Drive, RD #2, Princeton, NJ 08540, and his date of birth is May 23, 1934.

     Matthew Healey* - Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group ") since prior to 1992. His address is Pine Tree Country Club Estates, 10286 St. Andrews Road, Boynton Beach, FL 33436, and his date of birth is August 23, 1937.

         Michael P. Mallardi - Trustee; Retired; Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group since prior to April 1996. His address is 10 Charnwood Drive, Suffern, NY 10901, and his date of birth is March 17, 1934.

----------------------
* Mr. Healey is an "interested person" of the Portfolio as that term is defined in the 1940 Act.

         Each Trustee is currently paid an annual fee of $65,000 for serving as Trustee of the Master Portfolios (as defined below), The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio Trust.

         Trustee compensation expenses accrued by the Master Portfolios(as defined below), the JPM Institutional Funds and the JPM Pierpont Funds for the calendar year ended December 31, 1996 is set forth below.


                                        TOTAL TRUSTEE COMPENSATION ACCRUED
                                        BY THE MASTER PORTFOLIOS(*), THE
                                        JPM INSTITUTIONAL FUNDS AND THE JPM
NAME OF TRUSTEE                         PIERPONT FUNDS DURING 1996(***)

Frederick S. Addy,                                     $65,000
  Trustee
William G. Burns,                                      $65,000
  Trustee
Arthur C. Eschenlauer,                                 $65,000
  Trustee
Matthew Healey,                                        $65,000
  Trustee(**), Chairman and Chief
  Executive Officer
Michael P. Mallardi,                                   $65,000
  Trustee
------------------------------
(*) Includes the Portfolio and 18 other portfolios (collectively, the "Master Portfolios") for which Morgan acts as investment adviser.

(**) During 1996, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $140,000, contributed $21,000 to a defined contribution plan on his behalf and paid $21,500 in insurance premiums for his benefit.

(***) No investment company within the fund complex has a pension or retirement plan. Currently there are 18 investment companies (15 investment companies comprising the Master Portfolios, The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust) in the fund complex.

         The Trustees of the Portfolio Trust are the same as the Trustees of each of the other Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds and JPM Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds, up to and including creating a separate board of trustees.

         The Trustees of the Portfolio Trust, in addition to reviewing actions of the Portfolio Trust's various service providers, decide upon matters of general policy. The Portfolio Trust has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio Trust's affairs. Pierpont Group was organized in July 1989 to provide services for The Pierpont Family of Funds, and the Trustees are the sole shareholders of Pierpont Group. The Portfolio Trust has agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services to the Portfolio and other registered investment companies subject to similar agreements with Pierpont Group. These costs are periodically reviewed by the Trustees. The Portfolio Trust has no employees; its executive officers (listed below), other than the Chief Executive Officer, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned, indirect subsidiary of Boston Institutional Group, Inc. The Portfolio Trust's officers conduct and supervise the business operations of the Portfolio Trust.

         The officers of the Portfolio Trust, their principal occupations during the past five years and their dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1992. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436. His date of birth is August 23, 1937.

     MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President and Chief Executive Officer and Director of FDI, Premier Mutual Fund Services, Inc. ("Premier Mutual") and an officer of certain investment companies advised or

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-14
administered by the Dreyfus Corporation ("Dreyfus") or its affiliates. From December 1991 to July 1994, she was President and Chief Compliance Officer of FDI. Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Supervisor of Treasury Services and Administration of FDI and an officer of certain investment companies advised or administered by Dreyfus or its affiliates. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. Prior to March 1993, Mr. Conroy was employed as a fund accountant at The Boston Company, Inc. His date of birth is March 31, 1969.

     JACQUELINE HENNING; Assistant Secretary and Assistant Treasurer. Managing Director, State Street Cayman Trust Company, Ltd. since October 1994. Prior to October 1994, Mrs. Henning was head of mutual funds at Morgan Grenfell in Cayman and for five years was Managing Director of Bank of Nova Scotia Trust Company (Cayman) Limited from September 1988 to September 1993. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is March 24, 1942.

         RICHARD W. INGRAM; President and Treasurer. Senior Vice President and Director of Client Services and Treasury Administration of FDI, Senior Vice President of Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris Trust and Savings Bank ("Harris") or their respective affiliates. From March 1994 to November 1995, Mr. Ingram was Vice President and Division Manager of First Data Investor Services Group, Inc. From 1989 to 1994, Mr. Ingram was Vice President, Assistant Treasurer and Tax Director - Mutual Funds of The Boston Company, Inc. His date of birth is September 15, 1955.

         KAREN JACOPPO-WOOD; Vice President and Assistant Secretary.   Assistant
Vice President of FDI and an officer of RCM Capital Funds, Inc. and RCM Equity
Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and Harris.   From
June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager, SEC Registration, Scudder, Stevens & Clark, Inc. From 1988 to May 1994, Ms. Jacoppo-Wood was a senior paralegal at The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is December 29, 1966.

     ELIZABETH A. KEELEY; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. Prior to September 1995, Ms. Keeley was enrolled at Fordham University School of Law and received her JD in May 1995. Prior to September 1992, Ms. Keeley was an assistant at the National Association for Public Interest Law. Address: FDI, 200 Park Avenue, New York, New York 10166. Her date of birth is September 14, 1969.

         CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Associate General Counsel of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Harris. From April 1994 to July 1996, Mr.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-15

Kelley was Assistant Counsel at Forum Financial Group. From 1992 to 1994, Mr. Kelley was employed by Putnam Investments in legal and compliance capacities. Prior to September 1992, Mr. Kelley was enrolled at Boston College Law School and received his JD in May 1992. His date of birth is December 24, 1964.

     LENORE J. MCCABE; Assistant Secretary and Assistant Treasurer. Assistant Vice President, State Street Bank and Trust Company since November 1994. Assigned as Operations Manager, State Street Cayman Trust Company, Ltd. since February 1995. Prior to November, 1994, employed by Boston Financial Data Services, Inc. as Control Group Manager. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands. Her date of birth is May 31, 1961.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI, an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From 1989 to 1994, Ms.
Nelson was an Assistant Vice President and client manager for The Boston Company, Inc. Her date of birth is April 22, 1964.

     JOHN E. PELLETIER; Vice President and Secretary. Senior Vice President and General Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From February 1992 to April 1994, Mr. Pelletier served as Counsel for TBCA. From August 1990 to February 1992, Mr. Pelletier was employed as an Associate at Ropes & Gray. His date of birth is June 24, 1964.

     JOSEPH F. TOWER III; Vice President and Assistant Treasurer. Senior Vice President, Treasurer and Chief Financial Officer of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus. From July 1988 to November 1993, Mr. Tower was Financial Manager of The Boston Company, Inc. His date of birth is June 13, 1962.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-16

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         Potential investors should inform the Portfolio Trust that whenever they are requested to vote on matters pertaining to the Portfolio Trust or the Portfolio (other than a vote by the Portfolio to continue its operations upon the withdrawal of another investor in the Portfolio), they will hold meetings of their respective shareholders and will cast their votes as instructed by those shareholders.

         There  are  currently  no  outstanding   beneficial  interests  in  the
Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolio is Morgan Guaranty Trust Company of New York, a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of $208 billion.

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt, Melbourne and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as,

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-17
those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 17 below.

         Sector weightings are generally similar to the portfolio's benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for the Portfolio is the Russell 2000 Growth Index.

         J.P. Morgan Investment Management Inc., also a wholly-owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, which manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which the Advisor serves as trustee. J.P. Morgan Investment Management Inc. advises the Advisor on investment of the commingled pension trust funds.

         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio Trust on behalf of the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.60% of the Portfolio's average daily net assets.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by the Portfolio Trust's Trustees and (ii) by a vote of a majority of the Portfolio's Trustees who are not parties to the Investment Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust, or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as Morgan from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio Trust. The interpretation does not prohibit a holding company or a subsidiary

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-18
thereof from acting as investment advisor and custodian to such an investment company. Morgan believes that it may perform the services for the Portfolio contemplated by the Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent Morgan from continuing to perform such services for the Portfolio.

         If Morgan were prohibited from acting as investment advisor to the Portfolio, it is expected that the Trustees of the Portfolio would recommend to investors that they approve the Portfolio Trust's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio Trust. See "Administrative Services Agent" in Part A above.

         CO-ADMINISTRATOR. Under the Portfolio Trust's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio Trust's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may, subject to the consent of the Trustees of the Portfolio Trust, subcontract for the performance of its obligations, provided, however, that unless the Portfolio Trust expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio Trust is based on the ratio of its net assets to the aggregate net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, JPM Series Trust and JPM Series Trust II.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio Trust has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolio.

         Under the Services Agreement, effective August 1, 1996, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and JPM Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-19
assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and JPM Series Trust.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio Trust's custodian and fund accounting and transfer agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding the portfolio securities and cash. In the case of foreign assets held outside the United States, the Custodian employs various sub-custodians, who were approved by the Trustees of the Portfolio Trust in accordance with the regulations of the SEC. The Custodian maintains Portfolio transaction records, calculates book and tax allocations for the Portfolio, and computes the value of the interest of each investor.

         INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolio Trust are Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036. Price Waterhouse LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of the Portfolio's federal and state income tax returns and consults with the Portfolio Trust as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio Trust is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws and extraordinary expenses applicable to the Portfolio Trust. Such expenses also include brokerage expenses.

         Morgan has agreed that it will, at least through September 30, 1997, maintain the Portfolio's total operating expenses at the annual rate of 1.20% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion,

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-20
certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         In connection with portfolio transactions for the Portfolio, the Advisor intends to seek best price and execution on a competitive basis for both purchases and sales of securities.

         In selecting a broker, the Advisor considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the firm's financial condition; as well as the commisions charged. A broker may be paid a brokerage commission in excess of that which another broker might have charged for effecting the same transaction if, after considering the foregoing factors, the Advisor decides that the broker chosen will provide the best possible execution. The Advisor monitors the reasonableness of the brokeragee commissions paid in light of the execution received. The Trustees of the Portfolio Trust review regularly the reasonableness of commissions and other transaction costs incurred by the Portfolio in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisor has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of the Portfolio. The Advisor believes that the value of research services received is not determinable and does not significantly reduce its expenses. The Portfolio does not reduce its fee to the Advisor by any amount that might be attributable to the value of such services.

         Subject to the overriding objective of obtaining the best possible execution of orders, the Advisor may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the
Portfolio,  the  commissions,  fees  or  other  remuneration  received  by  such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio Trust, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio Trust's portfolio securities will not be purchased from or through or sold to or through the exclusive placement agent or Advisor or any other "affiliated person" (as defined in the 1940 Act) of the exclusive placement agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-21

Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         If the Portfolio effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by the Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a subtrust (or series) of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the
Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The
Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-22
additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series) will be sufficient. The Portfolio Trust or any Series (including any Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-23
amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio Trust's Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         The value of investments listed on a domestic securities exchange, other than options on stock indexes, is generally based on the last sale prices on the New York Stock Exchange at 4:00 P.M. or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such exchange. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value per share, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates available at the time of valuation.

         Options on stock indexes traded on national securities exchanges are valued at the close of options trading on such exchanges which is currently 4:10 P.M., New York time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges which is currently 4:15 P.M., New York time. Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees. Such procedures include the use of independent pricing services which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

         Trading in securities on most foreign exchanges and OTC markets is normally completed before the close of trading on the New York Stock Exchange and may also take place on days on which the New York Stock Exchange is closed. If events materially affecting the value of securities occur between the time when the

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-24
exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

Item 20.  TAX STATUS.

         The Portfolio Trust is organized as a New York trust. The Portfolio Trust should not be subject to any income or franchise tax in the State of New York. The Portfolio should be taxed as a partnership for Federal income tax purposes and should not be subject to Federal income tax. Each investor in the Portfolio will be required to include in its own tax return its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income, capital gains and losses, deductions and other items of income in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, the Portfolio must satisfy certain gross income and diversification requirements, including, among other things, a requirement that the Portfolio derive less than 30% of its gross income from the sale of stock, securities, options, futures or forward contracts held less than three months.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where a put or call option is written thereon or the straddle rules described below are otherwise applicable. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Portfolio lapses or is terminated through a closing transaction, such as the repurchase of the option by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-25
will subtract the premium received from its cost basis in the securities purchased.

         Under the Code, gains or losses attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities, are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by the Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss.

         Forward currency contracts, options and futures contracts entered into by the Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on forward currency contracts, options and futures contracts or on the underlying securities. Certain straddles treated as short sales for tax purposes may also result in the loss of the holding period of underlying securities for purposes of the 30% of gross income test described above, and therefore, the Portfolio's ability to enter into forward currency contracts, options and futures contracts may be limited.

         Certain options, futures and foreign currency contracts held by the Portfolio at the end of each taxable year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Portfolio has held such options or futures. However, gain or loss recognized on foreign currency contracts will be treated as ordinary income or loss.

         The Portfolio Trust may invest in equity securities of foreign issuers. If the Portfolio Trust purchases shares in certain foreign investment funds (referred to as passive foreign investment companies ("PFICs") under the Code), investors who are U.S. persons generally would be subject to special rules on any "excess distribution" from such foreign investment fund or gain from the disposition of such shares. Under these special rules, (i) the gain or excess distribution would be allocated ratably over the investor's holding period for such shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized would be taxable as ordinary income, (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such year. Alternatively, an investor may, if certain conditions are met, include in its income each year a pro rata portion of the foreign investment fund's income, whether or not distributed to the Portfolio Trust.

     FOREIGN INVESTORS. It is intended that the Portfolio Trust will conduct its affairs such that its income and gains will not be effectively connected with

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-26
the conduct of a U.S. trade or business. Provided the Portfolio Trust conducts its affairs in such a manner, allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate), and allocations of portfolio interest (as defined in the Code) or short term or net long term capital gains to such investors generally will not be subject to U.S. tax.

         STATE AND LOCAL TAXES. The Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of the Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

         FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries. Investors are advised to consult their own tax advisers with respect to the reporting of such foreign taxes on the investors' income tax returns.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York arising solely from such investment. Investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS.

         The exclusive placement agent for the Portfolio Trust is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio Trust.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         Not applicable.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                       B4-27

APPENDIX A4
DESCRIPTION OF SECURITY RATINGS


STANDARD & POOR'S

CORPORATE BONDS

AAA - Debt rated AAA has the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A4-1

COMMERCIAL PAPER

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.


MOODY'S

CORPORATE BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A4-2

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

COMMERCIAL PAPER

Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

         -        Leading market positions in well established industries.
         -        High rates of return on funds employed.
         - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
         - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
         - Well established access to a range of financial markets and assured sources of alternate liquidity.







I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                   Appendix A4-3

                                                      PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS

         Not Applicable

(B)   EXHIBITS

1     Declaration of Trust of the Registrant.1

1(a)  Amendment No. 1 to Declaration of Trust.3

2     Restated By-Laws of the Registrant.3

5 Investment Advisory Agreement between the Registrant and Morgan Guaranty Trust Company of New York ("Morgan Guaranty").1

5(a)  Amended Schedule A to Investment Advisory Agreement.3

8 Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street").3

9(a) Co-Administration Agreement between the Registrant and Funds Distributor, Inc. dated August 1, 1996 ("Co-Administration Agreement").2

9(a)1 Amended Exhibit I to Co-Administration Agreement.3

9(b) Transfer Agency and Service Agreement between the Registrant and State Street.3

9(c) Restated Administrative Services Agreement between the Registrant and Morgan dated August 1, 1996 ("Administrative Services Agreement").2

9(c)1 Amended Exhibit I to Administrative Services Agreement.3

9(d) Amended and Restated Portfolio Fund Services Agreement between the Registrant and Pierpont Group, Inc. dated July 11, 1996.2

13    Investment representation letters of initial investors.3


----------------------
1 Incorporated herein by reference from Amendment No. 2 to Registrant's Registration Statement as filed with the Securities and Exchange Commission (the "SEC") on May 1, 1996 (Accession No. 0000943185-96-000061).


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                        C-1

2 Incorporated herein by reference from Amendment No. 3 to Registrant's Registration Statement as filed with the SEC on October 9, 1996 (Accession No. 0000912057-96-022359).

3    Incorporated  herein by  reference  from  Amendment  No. 4 to  Registrant's
     Registration Statement on Form N-1A as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         No person is controlled by or under common control with the Registrant.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

         Title of Class:  Beneficial Interests

         As of February 28, 1997, the number of record holders were as follows:

                  The Asia Growth Portfolio                          3
                  The European Equity Portfolio                      3
                  The Japan Equity Portfolio                         3
                  The Disciplined Equity Portfolio                   4
                  The International Opportunities Portfolio          4
                  The Latin American Equity Portfolio                0
                  The Emerging Markets Debt Portfolio                0
                  The Small Company Growth Portfolio                 0

ITEM 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an exhibit herewith.

         The Trustees and officers of the Registrant and the personnel of the Registrant's co-administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     Morgan is a New York trust company which is a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. Morgan conducts a general Banking and trust business.

         To the knowledge of the Registrant, none of the directors, except those set forth below, or executive officers of Morgan is or has been during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain officers and directors of Morgan also hold various positions with, and engage in business for, J.P. Morgan & Co. Incorporated, which owns all the outstanding stock of Morgan. Set forth below is the name, address, and principal business of each director of Morgan who is

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                        C-2
engaged in another business, profession, vocation or employment of a substantial nature.

     Riley P. Bechtel: Chairman and Chief Executive Officer, Bechtel Group, Inc. (architectural design and construction). His address is Bechtel Group, Inc., P.O. Box 193965, San Francisco, CA 94119-3965.

     Martin Feldstein: President and Chief Executive Officer, National Bureau of Economic Research, Inc. (national research institution). His address is National Bureau of Economic Research, Inc., 1050 Massachusetts Avenue, Cambridge, MA 02138-5398.

         Hanna H. Gray: President Emeritus, The University of Chicago (academic institution). Her address is The University of Chicago, Department of History, 1126 East 59th Street, Chicago, IL 60637.

     James R. Houghton: Retired Chairman, Corning Incorporated (glass products). His address is R.D.#2 Spencer Hill Road, Corning, NY 14830.

     James L. Ketelsen: Retired Chairman and Chief Executive Officer, Tenneco Inc. (oil, pipe-lines, and manufacturing). His address is 10 South Briar Hollow 7, Houston, TX 77027.

         John A. Krol: President and Chief Executive Officer, E.I. Du Pont de Nemours & Company (chemicals and energy company). His address is E.I. Du Pont de Nemours & Company, 1007 Market Street, Wilmington, DE 19898.

         Lee R. Raymond: Chairman and Chief Executive Officer, Exxon Corporation (oil, natural gas, and other petroleum products). His address is Exxon Corporation, 5959 Las Colinas Boulevard, Irving, TX 75039-2298.

     Richard D. Simmons: Retired; Former President, The Washington Post Company and International Herald Tribune (newspapers). His address is P.O. Box 242, Sperryville, VA 22740.

     Douglas C. Yearley: Chairman, President and Chief Executive Officer, Phelps Dodge Corporation (chemicals). His address is Phelps Dodge Corporation, 2600 N. Central Avenue, Phoenix, AZ 85004-3014.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Morgan Trust Guaranty Company of New York, 60 Wall Street, New York, New York 10260-0060 or 522 Fifth Avenue, New York, New York 10036 (records relating to its functions as investment adviser and administrative services agent).


I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                        C-3

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02109 or 40 King Street West, Toronto, Ontario, Canada M5H 3Y8 (records relating to its functions as custodian and fund accounting and transfer agent).

         Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109 or c/o State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI (records relating to its functions as co-administrator and exclusive placement agent).

         Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017 (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Not applicable.

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                        C-4

                                   SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of George Town, Grand Cayman, Cayman Islands, B.W.I., on the 4th day of March, 1997.

         THE SERIES PORTFOLIO



By:      /S/ LENORE J. MCCABE
         -------------------------------------------
         Lenore J. McCabe
         Assistant Secretary and Assistant Treasurer

I:\dsfndlgl\tspn1a\amend5.txt
I:\dsfndlgl\tspn1a\amend5.txt
                                                        C-5